UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
Filed by the Registrant ☒
Filed by a Party other than the Registrant  ☐
Check the appropriate box:
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Preliminary Proxy Statement

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Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

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Definitive Proxy Statement

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Definitive Additional Materials

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Soliciting Material Pursuant to §240.14a-12

ASTEC INDUSTRIES, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
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No fee required

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Fee paid previously with preliminary materials

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Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

ASTEC

ASTEC

2026 ANNUAL PROXY

BUILT TO **CONNECT**

ASPHALT • CONCRETE • INDUSTRIAL HEATING SYSTEMS • MATERIAL HANDLING • ROAD CONSTRUCTION
FORESTRY AND ENVIRONMENTAL RECYCLING • MOBILE CRUSHING AND SCREENING • ROCK BREAKER TECHNOLOGY
CRUSHING • SCREENS AND FEEDERS • WASHING AND CLASSIFYING • ASTEC DIGITAL • TRAINING • PARTS

Jaco G. van der Merwe President and Chief Executive Officer	William D. Gehl Chairman of the Board
Dear Shareholders:
On behalf of the Board of Directors of Astec Industries, Inc. (“Astec”), thank you for your investment and continued confidence in Astec. We cordially invite you to join us for the 2026 Annual Meeting of Shareholders of Astec Industries, Inc. (“Astec” or the “Company”) to be held on Friday, April 24, 2026 at 10:00 a.m. EDT virtually over the Internet at https://web.viewproxy.com/astec/2026. We will hold the 2026 Annual Meeting as a virtual meeting because we believe that it will offer expanded access to shareholders who may otherwise not attend.
First, we want to extend a heartfelt thank you to William Gehl, our current chairman, who will be retiring as a director at the Annual Meeting after 25 years of service on our Board. We are forever grateful for the role that Bill has played in guiding Astec to where it is today. We are also excited to announce that Mark Gliebe, an independent director and current member of the Audit and Compensation committees, will succeed Bill as the Chairman of the Board, effective at the Annual Meeting.
At the 2026 Annual Meeting, with Mr. Gehl’s retirement we will be asking you to re-elect the two director nominees named in the attached proxy statement to our Board. As discussed throughout the proxy statement, our Board remains committed to strong governance practices and our Core Values of (i) Safety, (ii) Devotion, (iii) Integrity, (iv) Respect, and (v) Innovation. Under the guidance of our Board, we remain committed to investing in our employees, focusing on our customers and developing innovative solutions, and in doing so, generating long-term financial return to our shareholders. You will find detailed information in this proxy statement about the qualifications of our director nominees and why we believe they are the right people to represent your interests.
In addition to the election of directors, we are also seeking your approval of a “say-on-pay” advisory vote and ratification of the appointment of the Company’s independent registered public accounting firm for the calendar year ending December 31, 2026.
It is important that your shares be represented at the annual meeting, regardless of the number of shares you hold and whether or not you plan to attend the meeting. Accordingly, please exercise your right to vote by following the instructions for voting contained in the Notice Regarding the Availability of Proxy Materials, or the paper or electronic copy of our proxy materials you received for the meeting.
Sincerely,

Jaco G. van der Merwe President and Chief Executive Officer	William D. Gehl Chairman of the Board

ASTEC
NOTICE OF THE 2026
ANNUAL MEETING OF
SHAREHOLDERS
Dear Shareholders:
WHAT:	2026 Annual Meeting of Shareholders of Astec Industries, Inc.
WHEN:	Friday, April 24, 2026 at 10:00 a.m., Eastern Daylight Time (“EDT”)
WHERE:
Our meeting will be a virtual shareholder meeting, conducted via live audio webcast, a format designed to increase shareholder access to the meeting. In addition to online attendance, this format provides shareholders with the opportunity to hear all portions of the official meeting, submit written questions during the meeting, and vote online during the open poll section of the meeting. You are invited to attend the live webcast of our meeting, vote your shares and submit questions at https://web.viewproxy.com/astec/2026. To join the meeting, you will need the 16-digit control number that is printed on your Notice Regarding the Availability of Proxy Materials (“Notice”). When accessing our 2026 Annual Meeting, please allow ample time for online check-in, which will begin around 9:45 a.m., EDT, on Friday, April 24, 2026. If a bank, brokerage firm, or other nominee holds your shares, you should contact that organization for additional information.

WHY:	We are holding the 2026 Annual Meeting for the following purposes, as more fully described in our proxy statement:
1. to re-elect to our Board of Directors the two director nominees named herein to serve for three-year terms or until their successor is duly elected and qualified (Proposal No. 1);
2. to approve, on a non-binding, advisory basis, the compensation of our named executive officers (Proposal No. 2);
3. to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the calendar year 2026 (Proposal No. 3); and
5. to transact such other business as may be properly presented at the 2026 Annual Meeting or any adjournments or postponements thereof.
RECORD DATE:
Shareholders of record as of the close of business on February 26, 2026 (“Record Date”) are entitled to this Notice and to vote at the 2026 Annual Meeting or at any adjournment or postponement that takes place.

PROXY VOTING:
On or about March 13, 2026, we will mail to shareholders of record as of the Record Date (other than those who previously requested electronic or paper delivery on an ongoing basis) a Notice with instructions for accessing our proxy materials and voting instructions over the Internet, by telephone, or by mail. We expect that our proxy statement and other proxy materials will be available to shareholders on this same date.

Thank you for your ongoing support and we hope you can join us at our 2026 Annual Meeting.
By Order of the Board of Directors,
Terrell Gilbert
General Counsel, Chief Compliance Officer and Corporate Secretary
March 13, 2026
Please vote your proxy as soon as possible even if you expect to attend the annual meeting live. You may vote your proxy via the Internet or by phone by following the instructions on the notice of Internet availability or proxy card, or if you received a paper copy of these proxy materials by mail, you may vote by mail by completing and returning the enclosed proxy card in the enclosed reply envelope. No postage is necessary if the proxy is mailed within the United States.

1    Astec Industries, Inc.    |    Notice of Annual Meeting and Proxy Statement 2026
PROXY STATEMENT
SUMMARY
We are providing these materials in connection with the 2026 Annual Meeting of Shareholders (the “2026 Annual Meeting,” or the “Annual Meeting”) of Astec Industries, Inc. This summary highlights information contained elsewhere in this Proxy Statement. This summary does not contain all of the information that you should consider. Please read the entire Proxy Statement carefully before voting as it contains important information about matters upon which you are being asked to vote.
2026 Annual Meeting of Shareholders

Date and Time	Record Date	Location
April 24, 2026 at 10:00 a.m. EDT	February 26, 2026	This year’s meeting will be a virtual Annual Meeting at https://web.viewproxy.com/astec/2026
Agenda and Voting Recommendations

Proposal	Board Recommendation
1 To re-elect to our Board of Directors the two director nominees named herein to serve for three-year terms or until their successor is duly elected and qualified.	FOR each nominee
2 To vote on a non-binding resolution to approve the compensation of the Company’s named executive officers.	FOR
3 To ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the calendar year 2026.	FOR
Board of Director Nominees

The following table provides summary information about each director nominee. Each director nominee is standing for election for a three-year term or until their successor is duly elected and qualified. All director nominees are current directors.
Name	Age	Director Since	Principal Occupation	Committee
Nalin Jain	56	2022	Group President, Digital Intelligence, Wabtec Corporation	Audit Committee Nominating and Corporate Governance Committee
Jaco G. van der Merwe	53	2023	President and CEO of Astec Industries, Inc.
Corporate Governance Highlights

Strong corporate leadership of the highest ethics and integrity has long been a major focus of the Company’s Board and management. All of our directors other than Mr. van der Merwe, our CEO, are independent directors under Nasdaq Rules and our Corporate Governance Guidelines. We have an independent Board chair and all of our independent directors meet in executive session at least four times a year after each quarterly board meeting.
Additional details about our approach to corporate governance are described below in “Corporate Governance, the Board and its Committees.”
Environmental and Social Responsibility Highlights

For years we have created products and acted in a way that is socially responsible. Our product development process also includes checks for energy efficiency and environmental impact in early stages of each project. Additional details about our commitment to environmental and social responsibility can be found below in “Commitment to Environmental and Social Responsibilities.”

2    Astec Industries, Inc.    |    Notice of Annual Meeting and Proxy Statement 2026
Shareholder Engagement Highlights

The Company oversees a rigorous, deliberate and comprehensive shareholder engagement process that builds better lines of communication between investors and management. In calendar year 2025, we participated in seven investor conferences and non-deal roadshows and conducted 104 one-on-one meetings with investors and research analysts.
Additional details about our shareholder engagement process and year-round engagement cycle can be found below in “Shareholder Engagement.”

3    Astec Industries, Inc.    |    Notice of Annual Meeting and Proxy Statement 2026
PROXY STATEMENT
FOR THE ANNUAL MEETING
OF SHAREHOLDERS TO BE
HELD ON APRIL 24, 2026
GENERAL INFORMATION

We are furnishing this Proxy Statement to you as part of a solicitation by the Board of Directors (the “Board”) of Astec Industries, Inc., a Tennessee corporation, of proxies to be voted at our 2026 Annual Meeting of Shareholders and at any reconvened meeting after an adjournment or postponement of the meeting. We will hold the 2026 Annual Meeting virtually on Friday, April 24, 2026 at 10:00 a.m. (EDT). Unless the context otherwise requires, all references in this Proxy Statement to “Astec,” “Company,” “we,” “us,” and “our” refer to Astec Industries, Inc. and its subsidiaries. Our mailing address and principal executive office is 1725 Shepherd Road, Chattanooga, Tennessee 37421. Our website is https://astecindustries.com. The information contained on, or that can be accessed through, our website is not a part of this Proxy Statement.
IMPORTANT NOTICE REGARDING THE INTERNET AVAILABILITY OF PROXY MATERIALS

Securities and Exchange Commission (“SEC”) rules allow companies to furnish proxy materials to their shareholders on the Internet. We are pleased to take advantage of these rules and believe that they enable us to provide you with the information you need, while making delivery more efficient and more environmentally friendly. We have saved significant mailing and printing costs by providing proxy materials to you over the Internet in accordance with SEC rules. In accordance with these rules, on or about March 13, 2026, we expect to mail to our shareholders a Notice providing instructions on how to access our proxy materials and Annual Report for calendar year 2025 on the Internet. The Notice, which cannot itself be used to vote your shares, also provides instructions on how to vote online, by telephone or by completing and mailing a proxy card and includes instructions on how to request a paper copy of the proxy materials, if you so desire. The Notice includes a control number that must be entered at the website provided on the Notice in order to view the proxy materials. Whether you received the Notice or paper copies of our proxy materials, the Proxy Statement and Annual Report for calendar year 2025 are available to you at https://ir.astecindustries.com/overview/default.aspx.
MATTERS TO BE CONSIDERED AT THE ANNUAL MEETING

At the Annual Meeting, you will consider and vote upon:
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Proposal 1: The re-election of the two director nominees identified in this Proxy Statement;

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Proposal 2: The approval, on a non-binding, advisory basis, of the compensation of our named executive officers;

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Proposal 3: The ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the calendar year 2026; and

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The transaction of any other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

4    Astec Industries, Inc.    |    Notice of Annual Meeting and Proxy Statement 2026
QUESTIONS AND ANSWERS
ABOUT THE PROXY
MATERIALS AND THE
ANNUAL MEETING
What is a proxy?

The Board is asking for your proxy. This means you authorize persons selected by the Company to vote your shares at the Annual Meeting in the way that you instruct. All shares represented by valid proxies received and not revoked before the Annual Meeting will be voted at the Annual Meeting in accordance with the shareholder’s specific voting instructions.
Why am I receiving these materials?

You are receiving these materials because at the close of business on February 26, 2026, you owned shares of the Company’s common stock, $0.20 par value per share (“Common Stock”).
Who is entitled to vote at the Annual Meeting?

All shareholders of record on February 26, 2026 are entitled to attend and vote at the Annual Meeting. Each share of our Common Stock is entitled to one vote on each matter presented for a vote at the Annual Meeting. As of February 26, 2026, we had 22,919,696 shares of Common Stock outstanding.
What if I receive more than one Notice of Internet Availability or proxy card?

You will receive multiple Notices or proxy cards if you hold shares in different ways (e.g., joint tenancy, trusts, custodial accounts, etc.) or in multiple accounts. Street name holders will receive the Notice or proxy card or other voting information, along with voting instructions, from their brokers. Please vote the shares represented by each Notice or proxy card you receive to ensure that all your shares are voted.
Why is the Annual Meeting online only? How do I attend the Annual Meeting?

Our Annual Meeting will be conducted via live audio webcast. Our virtual meeting format provides shareholders with the opportunity to hear all portions of the official meeting, submit written questions during the meeting, and vote online during the open poll section of the meeting. You may attend the meeting by visiting https://web.viewproxy.com/astec/2026. You will need the 16-digit control number that is printed on your Notice. As a Registered Holder, you may vote your shares at the Annual Meeting of shareholders by first registering at https://web.viewproxy.com/astec/2026preview/ and then using the Virtual Control Number that is printed on your Notice to attend the Annual Meeting. Your registration must be received by 11:59 p.m., EDT, on April 22, 2026. Please allow ample time for online check-in, which will begin around 9:45 a.m., EDT, on Friday, April 24, 2026. If a bank, brokerage firm, or other nominee holds your shares, you should contact that organization for additional information on how to attend the Annual Meeting.
How can I access the proxy materials over the Internet?

An electronic copy of the proxy materials is available at http://web.viewproxy.com/astec/2026. You can also access the materials at https://ir.astecindustries.com/overview/default.aspx.
How can I request a paper or email copy of the proxy materials?

If you want to receive a paper or email copy of the proxy materials, you must request one. There is no charge for requesting a copy. However, please submit your request on or before April 17, 2026 to facilitate timely delivery. You may request a copy by choosing one of the following methods:
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By Internet:   http://web.viewproxy.com/astec/2026

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By telephone:   1 (877) 777-2857

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By email:   Follow instructions on the Notice

5    Astec Industries, Inc.    |    Notice of Annual Meeting and Proxy Statement 2026
What matters am I voting on, how may I vote on each matter and how does the Board recommend that I vote on each matter?

The following table sets forth each of the proposals you are being asked to vote on, how you may vote on each proposal and how the Board recommends that you vote on each proposal:
	Proposal	How may I vote?	How does the Board recommend I vote?
1.	The re-election to our Board of Directors of the two director nominees named herein to serve for three-year terms or until their successor is duly elected and qualified.
FOR the re-election of all director nominees named herein, WITHHOLD authority to vote for all such director nominees; or FOR the re-election of all such director nominees other than any nominees with respect to whom the vote is specifically WITHHELD by indicating in the space provided on the proxy.
FOR each nominee.
2.	The approval, on a non-binding, advisory basis, of the compensation of our named executive officers.	FOR or AGAINST, or you may ABSTAIN from voting on the matter.	FOR
3.	The ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the calendar year 2026.	FOR or AGAINST, or you may ABSTAIN from voting on the matter.	FOR
What is the voting requirement to approve each of the proposals?

The following table sets forth the voting requirements with respect to each of the proposals:
Proposal	Voting Requirement
1. The re-election to our Board of Directors of the two director nominees named herein to serve for three-year terms or until their successor is duly elected and qualified.
To be elected, a nominee must receive the affirmative vote of a majority of the votes present in person or by proxy and entitled to vote on this proposal, meaning that the votes cast by the shareholders “FOR” a nominee’s election must exceed the number of votes cast “WITHHELD” with respect to a nominee’s election the approval of the proposal.

2. The approval, on a non-binding, advisory basis, of the compensation of our named executive officers.
To be approved, this non-binding vote must be approved by a majority of the votes cast on this proposal, meaning that the votes cast by the shareholders “FOR” the approval of the proposal must exceed the number of votes cast “AGAINST” the approval of the proposal.

3. The ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the calendar year 2026.
To be approved, this vote must be approved by a majority of the votes cast on the proposal, meaning that the votes cast by the shareholders “FOR” the approval of the proposal must exceed the number of votes cast “AGAINST” the approval of the proposal.

6    Astec Industries, Inc.    |    Notice of Annual Meeting and Proxy Statement 2026
What votes need to be present to hold the Annual Meeting?

A majority of the outstanding shares of Common Stock entitled to vote on any proposal at the Annual Meeting, either present or represented by proxy, constitutes a quorum for the Annual Meeting. A quorum is necessary to conduct business at the Annual Meeting. The presence, in person or by proxy, of holders of Common Stock representing a majority of the number of votes entitled to be cast on a specific proposal is required to consider that proposal at the Annual Meeting. Even if a quorum is established for the Annual Meeting, it is possible that a quorum may not be established for a specific proposal presented at the Annual Meeting. You will be considered part of the quorum if you attend the Annual Meeting live, vote via a toll-free telephone number, vote via the Internet or vote by proxy. Abstentions and votes withheld from director nominees count as “shares present” at the Annual Meeting for purposes of determining a quorum for the Annual Meeting, but broker non-votes do not count as “shares present” at the Annual Meeting for purposes of determining a quorum for any proposal, including the election of directors.
How do I vote?

If you are a “shareholder of record” on the Record Date, then you may attend the Annual Meeting and submit your vote or vote by proxy over the telephone, through the Internet, or by using a proxy card that you may request. To vote your shares at the Annual Meeting, please see “How do I vote my shares during the Annual Meeting?” below. To vote your shares without attending the meeting, please see “How do I vote my shares without attending the Annual Meeting?” below or the instructions on your Notice.
If you are a “beneficial owner” on the Record Date, you have the right to instruct your bank, brokerage firm, or other nominee on how to vote the shares in your account. In order for your shares to be voted in the way you would like, you must provide voting instructions to your bank, brokerage firm, or other nominee by the deadline provided in the proxy materials you receive from such organization.
Your vote is very important. Whether or not you plan to attend the Annual Meeting, you should submit a proxy or voting instructions before the Annual Meeting to ensure your vote is represented.
What is the difference between holding shares as a shareholder of record and as a beneficial owner?

If your shares are registered directly in your name with the Company’s transfer agent, Computershare, you are considered the “shareholder of record” with respect to those shares. The Notice, or a full set of the proxy materials (including the Proxy Statement, the Annual Report for calendar year 2025 and proxy card with postage-paid envelope), as applicable, will be sent to shareholders of record beginning on or about March 13, 2026.
If your shares are held with a broker or in an account at a bank, you are considered the “beneficial owner” with respect to those shares. These shares are sometimes referred to as being held “in street name.” The Notice or full set of proxy materials, as applicable, would have been forwarded to you by your broker, bank or other holder of record who is considered the shareholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker, bank or other nominee on how to vote your shares by using the voting instruction card included in proxy materials or by following the instructions on the enclosed proxy card for voting online or by telephone. You will not be able to vote these shares directly unless you obtain a signed legal proxy from your broker, bank or other nominee giving you the right to vote the shares.
How do I vote my shares during the Annual Meeting?

If you hold shares of our Common Stock as the shareholder of record, you have the right to vote those shares at the Annual Meeting. If you are a beneficial owner and hold shares of our Common Stock in street name, you may vote the shares you beneficially own under a legal proxy from your bank, brokerage firm, or other nominee; please contact such organization for instructions on obtaining a proxy.
Please follow the instructions at https://web.viewproxy.com/astec/2026 in order to vote your shares during the meeting, whether you hold your shares of record or in street name. You will need the 16-digit control number that is printed on your Notice to attend the Annual Meeting. As a Registered Holder, you may vote your shares at the Annual Meeting of shareholders by first registering at https://web.viewproxy.com/astec/2026preview and then using the Virtual Control Number that is printed on your Notice to attend the Annual Meeting. Your registration must be received by 11:59 p.m., EDT, on April 22, 2026. Please allow ample time for online check-in, which will begin at approximately 9:45 a.m., EDT, on April 24, 2026.
How do I vote my shares without attending the Annual Meeting?

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Vote by Internet by going to https://web.viewproxy.com/astec/2026 at any time up until 11:59 p.m., EDT, on April 23, 2026. Please have your Notice or proxy card in hand when you access the website and then follow the instructions.

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Vote by telephone at 1-866-402-3905 at any time up until 11:59 p.m., EDT, on April 23, 2026. Please have your Notice or proxy card in hand when you call and then follow the instructions.

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Vote by mail if you requested and received a proxy card. Please mark, sign, and date your proxy card and return it in the postage-paid envelope we provided with it, or return it to PO BOX 3672 PONTE BEACH FL 32004-9911.

7    Astec Industries, Inc.    |    Notice of Annual Meeting and Proxy Statement 2026
Can I change my mind and revoke my proxy?

Shareholders generally have the right to revoke their proxy or voting instructions before their shares are voted at the Annual Meeting, subject to the voting deadlines described above.
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Shareholders of record: If you are a shareholder of record, you may revoke a proxy by:

◦
completing and returning a later dated proxy card;

◦
granting a subsequent proxy via Internet or telephone;

◦
delivering written notice to our Corporate Secretary at our principal executive office, bearing a date later than the proxy, stating the proxy is revoked; or

◦
voting your shares online at the Annual Meeting.

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Beneficial owners: If you are a beneficial owner of shares but not the shareholder of record:

◦
you may submit new voting instructions by contacting your broker, bank or other nominee; or

◦
you may vote at the Annual Meeting if you obtain a legal proxy as described in the answer to the question “How do I vote my shares during the Annual Meeting?” above.

All shares represented by valid proxies received and not revoked will be voted at the Annual Meeting in accordance with the shareholder’s specific voting instructions.
What if I return my proxy card or vote by Internet or phone but do not specify how I want to vote?

If you are a shareholder of record and sign and return your proxy card or complete the online or telephone voting procedures, but do not specify how you want to vote your shares, we will vote them, in accordance with our Board’s recommendation, as follows:
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FOR the re-election of the three director nominees identified in this Proxy Statement;

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FOR the approval, on an advisory basis, of the compensation of our named executive officers; and

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FOR the ratification of Deloitte & Touche LLP as our independent registered public accounting firm for the calendar year 2026.

How are votes counted?

In the re-election of the director nominees, your vote may be cast “FOR” all of the nominees or your vote may be “WITHHELD” with respect to one or more of the nominees. If you withhold your vote with respect to any nominee, your shares will be considered to have been voted against the nominee. For all other proposals, your vote may be cast “FOR” or “AGAINST” or you may “ABSTAIN.” If you “ABSTAIN,” it will have no effect on the outcome of those other proposals.
What is the effect of broker non-votes?

Under Rule 2251 of the Nasdaq Marketplace Rules (the “Nasdaq Rules”), if you are a beneficial owner, your broker, bank or other nominee only has discretion to vote on certain “routine” matters without your voting instructions. These rules also provide, however, that when a proposal is not a “routine” matter and your broker, bank or other nominee has not received your voting instructions with respect to such proposal, your broker, bank or other nominee cannot vote your shares on that proposal. When a broker, bank or other nominee does not cast a vote for a non-routine matter, it is called a “broker non-vote.” Your broker, bank or other nominee may not vote your shares with respect to any of the proposals other than the ratification of the appointment of Deloitte & Touche LLP in the absence of your specific instructions as to how to vote with respect to these matters, because under such rules these matters are not considered “routine” matters. Broker non-votes will have no effect on the election of directors or the advisory vote on the compensation of our named executive officers. The ratification of the appointment of Deloitte & Touche LLP is considered a routine matter and as a result there will be no broker non-votes with respect to this proposal.
Who will count the votes?

A representative of Alliance Advisors will act as the inspector of elections and count the votes.
Where can I find the voting results?

We will announce the preliminary voting results at the Annual Meeting. We will also publish voting results in a current report on Form 8-K that we will file with the SEC within four business days following the Annual Meeting. If on the date of this Form 8-K filing the inspector of elections for the Annual Meeting has not certified the voting results as final, we will note in the filing that the results are preliminary and publish the final results in a subsequent Form 8-K filing within four business days after the final voting results are known.
Who will pay the costs of soliciting these proxies?

We will bear the entire cost of solicitation of proxies, including preparation, assembly, printing and mailing of the Notice, or a full set of the proxy materials (including the Proxy Statement, the calendar year 2025 Annual Report and proxy card with postage-paid envelope), as applicable, and any additional information furnished to shareholders. The Company has engaged third-party service providers that will assist us in distribution of the proxy materials and will provide voting and tabulation services for the Annual Meeting. We may reimburse banks, brokers, custodians and nominees for their reasonable costs of forwarding proxy materials to beneficial owners. Original solicitation of proxies may be supplemented by electronic means, mail, facsimile, telephone or personal solicitation by our directors, officers or other employees. No additional compensation will be paid to our directors, officers or other employees for such services.

8    Astec Industries, Inc.    |    Notice of Annual Meeting and Proxy Statement 2026
What is the deadline for shareholders to propose actions for consideration at the 2027 annual meeting of shareholders?

November 13, 2026 is the deadline for shareholders to submit proposals to be included in our proxy statement under Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) for our 2027 annual meeting of shareholders. Proposals by shareholders must comply with all requirements of applicable rules of the SEC, including Rule 14a-8, and be mailed to our Corporate Secretary at 1725 Shepherd Road, Chattanooga, Tennessee 37421. We reserve the right to reject, rule out of order or take other appropriate action with respect to any proposal that does not comply with Rule 14a-8 and other applicable requirements.
Shareholders who wish to nominate persons for election to our Board or propose other matters to be considered at our 2027 annual meeting of shareholders must provide us advance notice of the director nomination or shareholder proposal, as well as the information specified in our Bylaws, no earlier than December 25, 2026 and no later than January 24, 2027. Shareholders are advised to review our Bylaws, which contain the requirements for advance notice of director nominations and shareholder proposals. Notice of director nominations and shareholder proposals must be mailed to our Corporate Secretary at 1725 Shepherd Road, Chattanooga, Tennessee 37421. The requirements for advance notice of shareholder proposals under our Bylaws do not apply to proposals properly submitted under Rule 14a-8 under the Exchange Act, as those shareholder proposals are governed by Rule 14a-8. We reserve the right to reject, rule out of order or take other appropriate action with respect to any director nomination or shareholder proposal that does not comply with our Bylaws and other applicable requirements.
In addition to satisfying the deadlines in the advance notice provisions of our Bylaws, to comply with the universal proxy rules, a shareholder who intends to solicit proxies in support of nominees submitted under these advance notice provisions must provide the notice required under Rule 14a-19 to the Secretary of the Company no later than February 23, 2027.
Whom should I call if I have any questions?

If you have any questions about the Annual Meeting, please contact us by either writing to us at Astec Industries, Inc., Attn: Corporate Secretary’s Office, 1725 Shepherd Road, Chattanooga, TN 37421, by telephoning us at (404) 519-3676 or emailing us at GeneralCounsel@astecindustries.com.

9    Astec Industries, Inc.    |    Notice of Annual Meeting and Proxy Statement 2026
COMMITMENT TO
ENVIRONMENTAL AND
SOCIAL RESPONSIBILITIES
The Company is committed to enhancing environmental and social performance while driving innovation across our global “Rock to Road” operations. These commitments are embedded in our business strategy and governance practices to support organizational efficiency, financial stability, responsible resource management, and the delivery of industry-changing solutions that help our customers strengthen their own operational performance for generations to come.
Consistent with our core values of “Safety, Devotion, Integrity, Respect and Innovation,” our goal is to be recognized by our customers as the preferred supplier, by our employees as a safe and inclusive workplace, by the industry as leaders in innovation, and by our stakeholders as an ethical company.
Details regarding the Company’s environmental and social initiatives, including the 2025 Corporate Responsibility Report, can be found at http://astecindustries.com/sustainability/.
Below is a summary of some of our efforts over the last year.
Sustainability Oversight and Leadership

The Company’s ESG Steering Committee provides strategic direction and ensures our operations, products, and acquisition activities remain aligned with our long-term objectives and stakeholder expectations. This cross-functional team is comprised of the Chief Executive Officer, Senior Vice President of Administration and Investor Relations, Group President — Infrastructure Solutions, Group President — Materials Solutions and the General Counsel, Chief Compliance Officer and Corporate Secretary.
The Board of Directors provides direct oversight of the Company’s ESG efforts as the ESG Steering Committee reports to the Nominating and Corporate Governance Committee.
The Company is advancing key projects and forming strategic partnerships to strengthen its capabilities and proactively adapt to evolving global market expectations and requirements. These internal efforts focus on protecting margins by improving site safety, productivity, energy efficiency, and resilience to potential operational or environmental disruptions. For example, at our two largest manufacturing sites in Chattanooga, the Company has partnered with TVA’s Strategic Energy Management program to identify operational, behavioral, and process efficiency opportunities that will lower operating expenses. This priority enhances our ability to manage energy cost volatility and maintain competitive pricing and customer value.
In addition, the Company is evaluating and establishing internal targets for energy reduction, waste management, and site-specific initiatives to reinforce accountability and monitor progress over time.
The Company also maintains adherence to environmental laws and regulations, requiring compliance with all applicable local, regional, and federal requirements in each jurisdiction in which we operate.
Our Products and Environmental Impact

For over 50 years, sustainability has been baked into our ethos, even before we had a name for it. We have a history of delivering industry-shaping innovations and remain focused on developing solutions that meet the evolving needs of our customers and markets. We’re proud to have pioneered industry-changing solutions in the past and look forward to providing groundbreaking innovations for decades to come.
Products across our global portfolio support our customers’ sustainability priorities through five strategic pillars: Recycling, Efficiency, Emissions Reduction, Alternative Fuels, and Decarbonization.
Recycling: Reusing materials increases profitability through cost savings, minimizes unneeded waste, and conserves natural resources further up the supply chain.
●
Many of the products in Astec’s portfolio enable high utilization of recycled asphalt pavement (RAP), including the latest mills and asphalt plant components that enable up to 100% utilization of recycled material.

●
The drum chippers in Astec’s Peterson portfolio of forestry equipment play a vital role in recycling various types of organic waste and debris, efficiently converting wood, brush, and other biomass into valuable, reusable materials like mulch, compost, and biofuel.

Efficiency: Achieving a higher output with fewer resources leads to significant cost savings and trickledown environmental benefits. Astec solutions are designed to minimize energy use, waste, and equipment downtime through advanced technologies and improved overall performance.
●
Astec’s high frequency screens enable sand classification in a dry process, instead of a traditional wet process. This not only minimizes water consumption during raw material classification, but also results in efficiency improvements when a producer does not need to remove that water later in the process.

Emissions Reduction: Across Astec’s product lines, industry-leading technologies are used to reduce pollutant emissions that adversely impact our atmosphere and environment.
●
Astec’s emission control devices, like baghouses and patent-pending Fiberbed filters, are designed to comply with the most stringent particulate and VOC (volatile organic carbon) emissions requirements anywhere in the world.

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Alternative Fuels: Industry movement away from fossil fuels presents unique and exciting opportunities for systems that use alternatives, including hydrogen and biofuels. Astec’s design-to-fit solutions support retrofits, multi-fuel options, and entirely renewable fuel source options for today’s needs as well as fuel designs of the future.
●
Through multi-fuel and blending options, Astec burners are compatible with renewable and low-carbon fuels like hydrogen, renewable natural gas, biodiesel, and other vegetable- and waste-derived oils.

●
Astec offers electrified options for many products, including tank farms, hot oil heaters, drum chippers, track screens, and crushers.

Decarbonization: We attempt to identify strategies in our operations and partners throughout our value chain to reduce our carbon footprint. By integrating carbon-conscious design in Astec products, customers are able to prioritize opportunities for carbon reduction without sacrificing performance.
●
The cold-in-place-recycling (CIR) feature available on Astec’s mill product line provides a powerful tool for decarbonizing road rehabilitation by reusing existing asphalt materials on-site. This reduces the need for new materials, minimizes transport emissions, and lowers energy consumption.

In 2024, Astec was recognized by the U.S. Environmental Protection Agency’s ENERGY STAR program as a “Services and Products Provider,” which acknowledges our ability to equip our customers with energy-efficient equipment and best practices. Astec has also been a partner since 2022 in The Road Forward, an initiative by the National Asphalt Pavement Association, with a goal to produce net-zero carbon emission asphalt pavements by 2050. Additionally, our participation in the U.S. Department of Energy’s Better Plants program reflects Astec’s commitment to reducing energy consumption through technical advice, energy-efficient training, and data analysis. Additionally, Astec’s product development process includes checks for alignment with the five sustainability pillars listed above in early stages of each project.
We believe that these sustainability initiatives, which support our employees, customers, and communities, will better position our businesses to create long-term value for our shareholders.
Human Capital Management and Corporate Culture

Our employees around the world are each guided by our Purpose: Built to Connect, and our Vision: To build industry changing solutions that create life-changing opportunities. Every employee is also guided by our values and our code of business conduct. In everyday work, our employees embody our core values of Safety, Devotion, Integrity, Respect and Innovation. They do so by living our winning behaviors of Open and Honest Communications, Collaboration, Customer Driven Innovation and OneASTEC in all they do. We strive to be an employer of choice, attracting and retaining top talent committed to creating a diverse, equitable and inclusive workplace where individuals are respected and valued for their diverse backgrounds and experiences. Through comprehensive compensation and benefits and a focus on safety, we strive to support our employees’ overall well-being. Our sites have programs designed to upskill manufacturing employees in the areas specifically required for local production needs. In addition, we partner with national vendors specialized in skilled labor recruitment and many of our sites have relationships with local trade schools and community colleges to attract talent.
Compensation and Benefits
As we strive to be an employer of choice, we provide robust compensation and benefits. We achieve this by regularly conducting market reviews and adjusting our compensation programs as needed. In addition to salaries, we provide regional programs, that can include annual bonuses, share-based compensation awards, a 401(k) plan with employee matching opportunities, healthcare and insurance benefits, health savings and flexible spending accounts, paid time off, family and parental leave, family care resources, flexible work arrangements, employee assistance programs, tuition assistance and various on-site services.
Health and Safety
Our commitment to safety is fundamental to our operations and reflects our responsibility to employees, stakeholders, and the communities in which we operate. We maintain a safety culture that is embedded in day-to-day decision-making across the enterprise, continuously working to identify safety improvements while aggressively working to remediate them as soon as possible. We implement rigorous protocols and provide comprehensive training at all levels to mitigate risk and support a safe and healthy workplace.
We continually invest in safety technologies and routinely review and update procedures to align with applicable regulations and recognized industry best practices. Cross-functional safety committees meet regularly to assess emerging risks and to implement preventive measures. Through transparent communication, periodic audits, and the incorporation of feedback from employees and regulators, we seek to maintain high standards.
We emphasize proactive risk identification and mitigation. As such, we focus on monitoring and abating leading indicators through our Unsafe Work Observation Program to help prevent incidents and reduce severity when they occur.
Talent Development
Talent and Diversity are key components of our OneASTEC business model. We strive to create an environment that attracts top talent and where high performance is fostered and thrives, continuous learning is engrained, diverse experience is leveraged as a competitive advantage and careers are propelled forward.
We utilize our High Performance Framework process to ensure company-wide alignment to achieve company goals and targets. This model includes values, professional development and cascaded common performance goals.

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We provide all employees a wide range of professional development experiences, both formal and informal, at various stages in their careers. Specifically, we offer leadership training to all employees at the supervisor and manager level worldwide. This training focuses on building key leadership competencies including leading diverse and inclusive teams. In addition, talent development and succession planning for critical roles is a cornerstone of our talent program. Development plans are created and monitored for critical roles to ensure progress is made along the established timelines.
One of our core values — Respect- reflects the behavior we strive to include in every aspect of the way we conduct business. We recognize that our best performance comes when our teams are diverse and inclusive. These efforts touch all levels of our organization including our Board of Directors.
Overseeing Employee Ethical Standards and Adherence

As it relates to customers, investors, suppliers and partners, the Company is dedicated to conducting business with integrity and responsibility for the greater good. We promote honest and ethical conduct, compliance with applicable government regulations and accountability by all of our directors, officers and employees. When considering an acquisition or partnership, the Company embeds questions specific to human capital management within its due diligence approach. These questions are in the areas of culture, equal employment opportunity, compliance with governing bodies, ethics and employee benefits. We ask these questions in an effort to ensure that the acquisition or partnership candidate is a positive cultural fit and to minimize any risk when assessing the acquisition or partnership candidate. In addition, we undertake the following efforts in this arena:
●
The Astec Global Code of Conduct and Ethics (“Code of Ethics”), available under Governance Documents on the Investor Relations portion of our website, sets forth our expectations of our employees, officers, directors and other stakeholders with respect to dealing fairly and honestly with our stakeholders: shareholders, customers, suppliers, competitors and employees. All of us are expected to behave in an ethical manner and to not take unfair advantage of anyone through manipulation, concealment, abuse of privileged information, misrepresentation of material facts, or any other unfair dealing practice. Our CEO, CFO, and other senior financial officers, including site controllers, are expected to comply with additional standards of conduct that are listed under the section of the Code of Ethics entitled “Supplemental Standards for Chief Executive Officer and Other Senior Financial Officers.”
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Anonymous employee hotline for reporting possible violations of Code of Ethics is administered by an outside vendor. Telephone operators for this compliance hotline have been trained to receive the calls and generate a report to be sent to the Chief Compliance Officer of the Company.

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Mandatory attestation, at hire and annually, to the Code of Ethics from all employees.

Supplier Code of Conduct

Only suppliers who comply with the expectations detailed in our Core Values, Global Code of Business Conduct and Ethics, Conflict Minerals Policy, California Transparency in Supply Chain Act and contract terms and conditions will be permitted to supply materials or services to Astec. Astec verifies its supply chain through the supplier onboarding and contracting process and under our Conflict Minerals program. As part of those programs, our suppliers are expected to respect all individuals and promote the core values of dignity and honor in their operations. This includes zero tolerance for human trafficking and illegal labor practices in the supply chain. Those organizations that do not follow our rigorous standards will not be permitted to do business with us. Our Supplier Code of Conduct is available at https://www.astecindustries.com/sustainability.

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SHAREHOLDER
ENGAGEMENT
We value our shareholders’ views and insights, and are particularly proud of our frequent and active shareholder engagement in calendar year 2025. Shareholder feedback received through this engagement is an integral part of our corporate governance practices. In calendar year 2025, we participated in both in-person as well as virtual investor conferences and investor meetings. In particular, in 2025, we:
●
Participated in seven investor conferences and non-deal roadshows; and

●
Conducted 104 one-on-one meetings with investors and research analysts.

Shareholder Engagement Process

The Company oversees a rigorous, deliberate and comprehensive shareholder engagement process that builds better lines of communication between investors and management. Over the last several years, our management team has engaged with a significant number of our largest shareholders to hear their perspectives about issues that are important to them, both generally and with regard to the Company. This has helped us build informed and productive relationships with our shareholders. This program complements the ongoing dialogue throughout the year among our shareholders and our Chief Executive Officer, Chief Financial Officer, and Senior Vice
President of Administration and Investor Relations on financial and strategic performance of the Company. In calendar year 2025, we focused on continuing to update shareholders on progress made on our strategic objectives.
We believe that this shareholder engagement process promotes transparency between the Board and our shareholders and builds informed and productive relationships.

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Shareholder Engagement Cycle

Our year-round engagement cycle with the investors is reflected below:
Please continue to share your thoughts or concerns at any time. The Board has established a process to facilitate communication by shareholders with the Board, described below.
Communications with the Board

The Board has adopted a process to facilitate written communications by shareholders to the Board. Shareholders wishing to write to the Board, our independent directors or a specified director or a committee of the Board should send correspondence to: Board of Directors, c/o Corporate Secretary, Astec Industries, Inc., 1725 Shepherd Road, Chattanooga, Tennessee 37421. The Corporate Secretary will promptly forward a copy of such communications to the members of the Board to whom the communication is directed or, if the communication is not directed to any particular member(s) or committee of the Board, to all members of the Board.

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BOARD OF
DIRECTORS
Our Board’s responsibility, on behalf of our shareholders, is to oversee the conduct of our Company’s business, provide advice and counsel to our Chief Executive Officer and senior management, protect our Company’s best interests and foster the creation of long-term value for our shareholders. While our Board currently consists of 10 directors, our chairman, William Gehl, will be retiring from the Board at the Annual Meeting following 25 years of service, at which time the size of the Board will be reduced to 9 directors.
Our Board has nominated Directors Jain and van der Merwe as Class I Directors. The two Class I directors, if elected, will each serve for a three-year term or until their successor is duly elected and qualified.
Our Board is divided into three classes with staggered three-year terms.

Name	Age	Class	Director Since	Current Term Expires	Position	Committee Membership
						AC	CC	NCGC
Jain, Nalin	56	I*	2022	2029	Group President, Digital Intelligence, Wabtec Corporation	•		•
van der Merwe, Jaco G.	53	I*	2023	2029	President and CEO of Astec Industries, Inc.
Gliebe, Mark J.	65	II	2022	2027	Former Chairman and CEO, Regal Beloit Corporation	•	•
Jackson, Jeffrey T.	60	II	2024	2027	CEO of Cabinetworks Group		•
Shannon, Patrick S.	63	II	2024	2027	Former CFO, Allegion, PLC	Chair
Winford, James M.	60	II	2023	2027	President of Prairie Contractors, LLC			•
Cook, Tracey H	58	III	2018	2028	Chief Human Resources Officer of Fluor Corporation	•	•
Howell, Mary L	73	III	2019	2028	CEO of Howell Strategy Group			Chair
Knoll, Linda I	65	III	2022	2028	Former CHRO of Fiat Chrysler Automobiles and CNH Industrial		Chair	•
AC: Audit Committee
CC: Compensation Committee
NCGC: Nominating and Corporate Governance Committee
*
Assumes re-election by the shareholders at the 2026 Annual Meeting.

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BOARD COMPOSITION

8 of 9 directors are independent

4 of 9 directors are female/ethnically diverse

AGE DIVERSITY

Average
Age 61 years
33%
Under 60
56%
60 to 70
11%
Over 70

BOARD TENURE

Average
Tenure 4 years
78%
less than 5 years
22%
Over 5 years

* The charts above assume the re-election of Directors Jain and van der Merwe and the retirement of Director Gehl at the 2026 Annual Meeting.
Summary of Director Qualifications and Experience Matrix

Our Board possesses a mix of diversity in terms of gender, background, age, skills, business experience, service on our Board and the boards of other organizations and viewpoints. Each director is individually qualified to make unique and substantial contributions. Collectively, our directors’ diverse viewpoints and independent-mindedness enhance the quality and effectiveness of Board deliberations and decision making. This blend of qualifications, attributes and tenure results in highly effective leadership.
The table below summarizes the skills, qualifications and attributes that are most important to us, and how the composition of our nominees for the Board meets these needs are explained in the next table.

Qualifications & Attributes
Accounting/Auditing: We operate in a complex financial and regulatory environment with disclosure requirements, detailed business processes and internal controls.
Finance: Our business involves complex financial transactions and reporting requirements. We seek to have a number of directors who qualify as audit committee financial experts (as defined by the Exchange Act), and we expect all of our directors to be financially knowledgeable. As part of this qualification, we also seek directors who have relevant risk management experience.
Government/Regulatory: As a public company and responsible corporate citizen, we expect effective oversight and transparency, and our shareholders demand it. In addition, we seek directors with experience interacting with governmental agencies because our business is directly affected by governmental actions and socioeconomic trends.
Human Resources/Compensation: Attracting and retaining motivated individuals is key to success. We progressively evaluate and enhance human capital programs and diversity and inclusion initiatives. Our compensation programs are equitable and in line with shareholder interests.
Industry Experience: Experience in the industrial goods industry provides a relevant understanding of our business, strategy and marketplace dynamics. As such, we seek to have directors with experience as executives or directors or in other leadership positions in the industries in which we participate.
International: With global operations in several countries and prospects for further expansion, international experience helps us understand opportunities and challenges.

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Qualifications & Attributes
Manufacturing/Operational Excellence: Our core competencies include the design, engineering and fabrication of heavy equipment. We employ best practices to maximize operational efficiencies.
Mergers & Acquisitions: Mergers and acquisitions provide the opportunity to grow domestically and internationally.
Public Company Executive Experience: Experience in leading a large, widely-held organization provides practical insights on need for transparency, accountability and integrity, driven by practical understanding of organizations, processes, strategy and risk management, and know-how to drive change and growth.
Strategy: As a publicly-traded business, strategic planning and development are the foundation of achieving success.
Technology: We embrace technology to deliver products and services to the market, manage stakeholder data and enhance the customer experience. As such, we seek directors with backgrounds in technology because our success depends on developing and investing in new technologies and access to new ideas.
Qualifications & Attributes	Cook	Gliebe	Howell	Jackson	Jain	Knoll	Shannon	van der Merwe	Winford
Accounting/Auditing	•		•	•			•		•
Finance	•	•	•	•	•		•	•	•
Government/Regulatory		•	•		•	•
Human Resources/Compensation	•	•		•	•	•		•
Industry Experience	•	•	•	•	•	•	•	•	•
International	•	•	•	•	•	•	•	•
Manufacturing/Operational Excellence		•		•	•	•		•	•
Mergers & Acquisitions	•	•	•	•	•	•	•	•	•
Public Company Executive Experience	•	•	•	•	•	•	•	•
Strategy	•	•	•	•	•	•	•	•	•
Technology		•			•			•	•
Board Evaluations, Diversity and Refreshment

We routinely assess the composition of the Board and aim to strike a balance between the knowledge and understanding of the business that comes from longer-term service on the Board and the fresh ideas and perspective that can come from adding new members. Therefore, the Board seeks to have a mix of long-, mid- and short-tenured directors to ensure a balance of views and insights. To this end, the Board added two new independent directors in 2024.
We are also committed to providing transparency about our Board and committee evaluation process. The chair of the Nominating and Corporate Governance Committee leads the Board’s self-evaluation process. Each director is asked to complete a comprehensive questionnaire evaluating the performance of the Board as a whole and the committees on which the director serves. The directors’ responses are aggregated and anonymized to encourage the directors to respond candidly and to maintain the confidentiality of their responses. The chair summarizes the directors’ responses about the performance of the Board as a whole and the committees and shares her findings with the Board. The annual evaluation process provides the Board with valuable insight regarding areas where the Board believes it functions effectively and, more importantly, areas where the Board believes it can improve. For example, input generated by Board members in recent years has focused, among other things, on the composition of our Board, which has encouraged and informed our recent Board refreshment efforts.
Since 2018, we have added nine highly qualified independent directors, including three women and one ethnically and racially diverse director, to the Board. In addition, the Board has a mandatory retirement age of seventy-five (75) years of age. However, a director elected to the Board prior to age seventy-five (75) may continue to serve on the Board for such director’s remaining term, but shall not be re-nominated for election at the end of such Director’s term, unless waived by the Board.

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Nominees for Election of Class III Directors

The Board has nominated the following directors for re-election as Class I directors for three-year terms expiring at the Annual Meeting of Shareholders in 2029:
Nalin Jain
Age: 56

Mr. Jain currently serves as President, Digital Intelligence at Wabtec Corporation, a role he has held since 2020. Wabtec Corporation is a leading global provider of equipment, systems, digital solutions and value-added services for the freight and transit rail industries, as well as the mining, marine and industrial markets. Prior to his current role, Mr. Jain served as Group President of Wabtec’s Global Equipment business, leading Wabtec’s comprehensive global locomotive, mining, marine, stationery and drill portfolios. Mr. Jain also led GE Transportation’s international business activities in key markets like APAC, China, Australia, Europe and Africa. He was responsible for expanding the business footprint and global capabilities across these regions. He previously served as CEO for GE Aviation and GE Transportation in South Asia. Prior to GE, he was Director of Global Partnerships with Bombardier Inc. He began his career with the French engineered materials company Saint-Gobain occupying several roles of increasing responsibility. Mr. Jain has a bachelor’s degree in Engineering from National Institute of Technology in Surat, India and an MBA from the Indian School of Business, Hyderabad, India.
Mr. Jain brings over 30 years of global executive leadership experience, including international operations, product management, and commercial expertise, in industrial manufacturing, aerospace and infrastructure sectors. He has a proven track record of transforming businesses, while delivering top-and bottom-line growth.

Jaco G. van der Merwe
Age: 53

Jaco van der Merwe has served as our President & CEO since January 2023. Prior to that, Mr. van der Merwe was the Group President for the Infrastructure Solutions group (since January 2019) after having previously served as Group President — Energy since August 2016. From 1998 until 2016, he held various leadership positions at Epiroc (formerly part of Atlas Copco) including, among others, Vice President Marketing for the Deephole Drilling group (2013 to 2016) and President/General Manager for the Mining and Rock Excavation Customer Center (2010 to 2013). Mr. van der Merwe’s career with Atlas Copco began as a Quality Manager in 1998. Prior to joining Atlas Copco, he held various positions at Denel Aviation.
Mr. van der Merwe is a naturalized U.S. citizen, originally from South Africa where he completed his Metallurgical Engineering studies at Tshwane University of Technology and a Master of Business Administration from the University of Pretoria.
Mr. van der Merwe brings nearly 25 years of experience in quality, sales, marketing, international business, global manufacturing operations, and mergers and acquisitions (including integration). Mr. van der Merwe has a passion for people, customer service and innovation. With this background, proven leadership, and through understanding of our business, Mr. van der Merwe is uniquely qualified to drive us on our Road to Financial Success and Built to Connect journey.

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Continuing Directors Not Standing For Re-Election

The following Class II directors’ terms will continue until the 2027 Annual Meeting of Shareholders:
Mark J. Gliebe
Age: 65

Mr. Gliebe is a seasoned, former public-company Chairman and CEO with deep experience in the global manufacturing operations of industrial companies with highly engineered products. Until his retirement in 2019, he served as Chairman and CEO of Regal Beloit Corporation, now Regal Rexnord (NYSE: RRX), a global manufacturer of electrical motors and controls, power generation products and power transmission components. During his eight years as the CEO of Regal Beloit, Mr. Gliebe drove operational excellence from the factory floor up by aligning incentives with performance and accountability. Prior to Mr. Gliebe’s role as CEO, he had served as President and Chief Operating Officer of Regal Beloit from 2005 to 2011. Prior to joining Regal Beloit, he worked at General Electric for 22 years holding various positions of increased responsibility. He has prior public and private governance experience. He was formerly on the board of Spring Window Fashions, an over $1 billion portfolio company of AEA Investors, as well as the boards of Joy Global, Inc. and the National Electrical Manufacturing Association. Mr. Gliebe received his BS in Computer Science degree from Bowling Green State University and his MBA from Cleveland State University.
Mr. Gliebe’s depth of public company leadership experience, including his operating expertise and knowledge of complex, multi-billion-dollar global manufacturing operations, prior public company chief executive officer experience, mergers and acquisitions (including integration), and investment banking and capital markets expertise, and corporate governance knowledge provides significant value to the Board and management of the Company.

Jeffrey T. Jackson
Age: 60

Mr. Jackson is the Chief Executive Officer of Cabinetworks Group, the country’s largest privately-owned cabinet manufacturer. Prior to joining Cabinetworks Group, Mr. Jackson was the President and Chief Executive Officer of PGT Innovations Inc. (NYSE: PGTI), a manufacturer and supplier of windows, doors and garage doors with annual revenues in excess of $1.5 billion. He was with PGT from 2005 to 2024 and held the roles of CFO, Chief Operating Officer and Treasurer. Prior to PGT, Mr. Jackson held various roles at food and beverage companies, including Hershey (NYSE: HSY) and Coca-Cola (NYSE: KO). Prior to that, he was an Audit Manager with KPMG LLP. Mr. Jackson currently serves as a director of Smith Douglas Homes Corp. (NYSE: SDHC) and Latham Group, Inc. (Nasdaq: SWIM).
Mr. Jackson is a visionary leader with an impressive track record of driving sales and bottom line results. He is a proven business executive with extensive experience leading operations and financial strategy, developing organizational capability, and improving business performance. His broad background in publicly traded companies demonstrates his seasoned ability at leading large organizations and successfully driving shareholder value.

Patrick S. Shannon
Age: 63

Mr. Shannon served as CFO of Allegion plc (NYSE: ALLE), a leading global provider of security products and solutions with annual revenues in excess of $3 billion, following its spinoff from Ingersoll Rand (NYSE: IR) in 2013 until his retirement in 2022. Prior to his role as CFO at Allegion, Mr. Shannon spent 11 years in various finance roles at Ingersoll Rand. He also previously served as CFO of AGCO Corporation (NYSE: AGCO), a global manufacturer of agricultural equipment, for two years after several years of progressive roles in accounting, controls, and international finance. Prior to AGCO, Mr. Shannon was a Senior Auditor for Arthur Andersen LLC. Mr. Shannon also serves on the boards of MasterBrand, Inc. (NYSE: MBC) and Herc Holdings, Inc. (NYSE: HRI).
Mr. Shannon is a two-time public company CFO with deep manufacturing experience. He has extensive experience in M&A transactions, capital markets, strategic planning and operational execution. Over the course of his career, he has led finance transformative initiatives resulting in improved digital tools, data analytics, talent development and employee engagement. Mr. Shannon has earned a reputation as an operational finance leader who thinks strategically about business growth.

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James M. Winford, Jr.
Age: 60

Dr. Winford joined the Astec Industries, Inc. Board of Directors in July 2023. He currently serves as the President of Prairie Contractors, LLC, a privately-held asphalt producer and highway contractor located in Louisiana. The company specializes in the production and construction of hot-mix asphalt pavements and operates fixed base asphalt plants and aggregate distribution facilities in south central and southwestern Louisiana. Dr. Winford has a Master of Science degree in Civil Engineering and Master of Business Administration degree, both from Tulane University. He has a Ph.D. in Civil Engineering with a concentration in Materials and Pavements, from Auburn University. Dr. Winford serves on the National Asphalt Pavement Association and National Center for Asphalt Technology boards and is past chairperson of each.
Dr. Winford brings valuable, direct industry experience to the Board having worked in the asphalt industry for over thirty years and having served as the chairperson of multiple industry groups in the asphalt industry.

The following Class III directors’ terms will continue until the 2028 Annual Meeting of Shareholders:
Tracey H. Cook
Age: 58

Tracey H. Cook is Executive Vice President, Chief Human Resources Officer of Fluor Corporation, a Fortune 500 engineering and construction company. Prior to assuming this role in 2025, she served as Senior Vice President of Fluor, leading strategic talent planning across all Business Segments. Prior to her work in Human Resources, she served as the President of AMECO since 2014, a former Fluor business with offerings that included construction equipment, tools, and scaffolding solutions.
Ms. Cook joined Fluor Corporation in 1989 and, beginning in 2001, served as AMECO’s Chief Financial Officer, VP of Regional Operations for North America/Caribbean and Chief Operations Officer for the business globally before becoming its President in 2014. Ms. Cook led the divestitures of AMECO’s global businesses completing the last remaining region in 2023 while also supporting M&A for Fluor Corporation.
She has a B.S. in Accounting from the University of South Carolina and has completed several executive management and leadership programs including Wharton and Thunderbird. Ms. Cook has been a director of the Company since 2018.
Ms. Cook brings over 30 years of experience in optimizing operations, finance, strategy, divestitures and acquisitions, and international business in the engineering, construction, and equipment industries. As a leader at a Fortune 500 engineering and construction company, Ms. Cook is uniquely qualified to provide relevant expertise that is very valuable to the Company as it executes its strategy. Ms. Cook serves on the Company’s Audit Committee and Compensation Committee.

Mary L. Howell
Age: 73

Mary L. Howell serves as Chairman of the board of directors of V2X, an industry-leading facilities management, logistics and network communications services company. Previously, Ms. Howell worked at Textron Inc. from 1980 to 2009, including as an Executive Vice President from 1995 to 2009. She also served on the Textron Management Committee, which was composed of Textron’s top five executives responsible for the management of the company, for over 15 years. Ms. Howell served as Lead Director of the Board of Directors of Esterline Corporation, an aerospace and defense company until 2018. She previously served on the Board of FM Global from 1996 to 2011 and served on its Audit and Compensation Committees. In 2008, Ms. Howell received the Charles Ruch Semper Fidelis Award and in 2010 became an Honorary Marine for her long-standing commitment to the U.S. Marine Corps and her leadership in various programs that have supported the Marine Corps mission. She graduated from the University of Massachusetts at Amherst with a Bachelor of Science Degree. Ms. Howell has been a director of the Company since 2019, and currently serves as the Chair of the Nominating and Corporate Governance Committee.
Ms. Howell has extensive experience in global operations, marketing, sales, business development and merger and acquisition transactions that strengthen the Board’s oversight of the Company’s strategic plans and enterprise risk. Ms. Howell also has significant board experience that has given her insight to sophisticated risk management practices that contributes to the Board’s oversight of the Company’s complex global operations.

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Linda I. Knoll
Age: 65

Linda I. Knoll was a long-serving senior executive for both Fiat Chrysler Automobiles (FCA) and CNH Industrial (CNHi), a global manufacturer of agriculture and construction equipment. She joined CNHi in 1994 — after spending more than a decade in supply chain and program management positions at General Dynamics — and in 1999, became VP and General Manager of its global Crop Production business. From 2003-2007, Ms. Knoll led manufacturing restructuring/merger integration in North America as VP of Industrial Operations, and then directed the advancement of agricultural industrial operations and product development around the world (as EVP of WW Manufacturing and EVP, WW Product Development). She was named CHRO in late 2007. For 15 of her 25 years with CNHi, Ms. Knoll was a member of the Group Executive Council — the senior leadership committee responsible for management of the company. She also served on the equivalent leadership team of FCA for 10 years as CHRO.
Ms. Knoll has served as a director of Schneider Electric SE since 2014. She currently chairs the Human Capital & Renumeration Committee and is a member of the Governance and Sustainability Committee. In 2022, she was appointed to the board of Iveco Group N.V. where she serves on its Human Capital and Compensation Committee as chair and is a member of the ESG Committee. She graduated from Central Michigan University with a Bachelor of Science Degree. Ms. Knoll has been a director of the Company since 2022.
Ms. Knoll’s depth of public company leadership experience, her expertise in managing complex manufacturing operations, knowledge of operations of multi-billion-dollar global enterprises, and mergers and acquisitions (including integration) are especially valuable to the Board and the management team.

22    Astec Industries, Inc.    |    Notice of Annual Meeting and Proxy Statement 2026
CORPORATE GOVERNANCE,
THE BOARD AND ITS
COMMITTEES
Principles of Corporate Governance

Strong corporate leadership of the highest ethics and integrity has long been a major focus of the Company’s Board and management. As a result, we are committed to strong corporate governance practices. Highlights of our corporate governance practices include the following:
●
Currently, an independent director serves as the Chair of the Board. The Board has the responsibility to fill the positions of Chair of the Board and Chief Executive Officer as it deems best for the Company and its shareholders from time to time. The Chair of the Board has been designated to preside at the Board meetings and executive sessions so long as he or she is an independent director. In the Chair’s absence, the Board would designate another independent director to preside at these meetings.

●
All of the Company’s directors, other than Mr. van der Merwe, are independent, and all members of the Audit, Compensation, and Nominating and Corporate Governance Committees are independent.

●
The independent directors meet in executive session without management present in connection with each quarterly Board meeting.

●
Directors reaching the age of 75 may continue to serve for their remaining term, but will retire, and not be re-nominated, at the end of their remaining term, unless waived by the Board.

●
If a director experiences a material change in his or her principal professional responsibility, including retirement from any such principal professional responsibility, such director should notify the Chair of the Board of the change and offer his or her resignation for consideration by the Board, which the Board may choose not to accept.

●
Directors are provided with orientation and continuing education opportunities on an ongoing basis relating to performance of their duties as directors.

●
The purpose, composition, structure, responsibilities and duties of each of the standing Board committees are set forth in written charters approved from time to time by the Board.

●
The Board and each of the Board committees have authority to engage outside advisers, including an independent compensation consultant and outside legal counsel, who are independent of management to provide expert or legal advice to the directors.

●
The Nominating and Corporate Governance Committee from time to time reviews the governance structures and procedures of the Company and suggests improvements thereto to the full Board, which, if adopted by the full Board, are then incorporated into our Corporate Governance Guidelines. We updated our Corporate Governance Guidelines in February 2024.
●
Each director must receive a majority of the shareholder votes present, in person or by proxy, at the Annual Meeting.

●
We do not have a “poison pill” plan in place.

●
Our Insider Trading Policy prohibits our directors, officers and employees from purchasing financial instruments, or otherwise engaging in transactions, that hedge or offset, or are designed to hedge or offset, any decrease in the market value of Company Common Stock.

●
Our non-employee directors, Chief Executive Officer and other senior officers are subject to stock ownership guidelines to further align their interests with those of our stockholders.

Independent Directors

The Company’s Common Stock is traded in the Nasdaq National Market under the symbol “ASTE.” Nasdaq requires that a majority of the directors be “independent directors,” as defined in the Rule 5605(a)(2) of the Nasdaq Rules. Generally, a director does not qualify as an independent director if the director (or in some cases, members of the director’s immediate family) has, or in the past three years has had, certain material relationships or affiliations with the Company, its external or internal auditors, or other companies that do business with the Company. The Board has affirmatively determined that all of the current directors (and director nominees), except Mr. van der Merwe, the Company’s CEO, qualify as independent directors under Nasdaq Rules and our Corporate Governance Guidelines based on an analysis of all facts specific to each director.
Board Leadership Structure and Risk Oversight

We have an independent Chairman of the Board that presides over and sets the agenda for meetings of the Board. Mr. Gehl currently serves as the Chairman of the Board and will serve in that capacity through his retirement at the Annual Meeting. Following Mr. Gehl’s retirement, Mark Gliebe will serve as the Chairman of the Board effective at the Annual Meeting. We believe the Board’s current leadership structure facilitates the Board’s oversight of the Company’s risk management. The Company’s Board of Directors will periodically review its leadership structure to ensure that it remains the optimal structure for the Company and its shareholders.
The full Board has primary responsibility for evaluating strategic and operational risk management, and succession planning. Management informs the Board of the operational and financial risks the Company is facing, and the Board reviews the steps that

23    Astec Industries, Inc.    |    Notice of Annual Meeting and Proxy Statement 2026
management is taking to address and mitigate such risks. The Audit Committee maintains responsibility for overseeing our major financial and accounting risk exposures and the steps management has taken to monitor and control these exposures, including policies and procedures for assessing and managing risk, as well as oversight of compliance related to legal and regulatory exposure and cybersecurity. The Compensation Committee evaluates risks arising from our compensation policies and practices, as more fully described below. The Audit Committee and Compensation Committee provide reports to the full Board regarding these and other matters.
Board’s Role in Succession Planning

As reflected in our Corporate Governance Guidelines, the Board is responsible for planning for effective succession of the CEO and senior management, and the Board expects management to have an ongoing program for effective senior leadership development and succession. It is our practice to have the CEO review annually with the full Board the abilities of the key senior managers and their likely successors. Additionally, the Board oversees ongoing plans for management development and retention, as well as executive succession, including CEO succession.
Board Meetings and Attendance

The Company’s expectation is that all directors attend all meetings of the Board of Directors and committees on which they serve and the Annual Meeting of shareholders. During calendar year 2025, the Board of Directors held five meetings in person or telephonically, and the Board’s committees held the meetings described below. During calendar year 2025, each incumbent director attended at least 75% of the aggregate of: (1) the total number of meetings of the Board of Directors held during their term as a director and (2) the total number of meetings held by all committees of the Board on which the director served. All of the Company’s directors who were serving in such capacity at the meeting were in attendance at the Company’s 2025 Annual Meeting of shareholders. The independent directors meet in executive sessions at least four times a year after each quarterly board meeting.
Board Committees

The Company’s Board of Directors has an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. Certain information regarding the Board’s committees is set forth below. A copy of the current charter for each committee can be found on the Company’s website at ir.astecindustries.com/esg/governance-documents.
Audit Committee
The Audit Committee, established in accordance with Section 3(a)(58)(A) of the Exchange Act, annually reviews and recommends to the Board the firm to be engaged as the independent registered public accounting firm for the next year, reviews with the independent registered public accounting firm the plan and results of the auditing engagement, reviews the scope and results of the
Company’s procedures for internal auditing and inquires as to the adequacy of the Company’s internal controls over financial reporting. The Audit Committee currently consists of Directors Shannon (Chair), Cook, Gliebe and Jain. Ms. Cook, Mr. Gliebe and Mr. Shannon have been designated by the Board as Audit Committee financial experts. The Audit Committee held four meetings in calendar year 2025. All members of the Audit Committee are independent (as independence is defined in the Nasdaq Rules). The Board of Directors has adopted a written charter for the Audit Committee.
Compensation Committee
The Compensation Committee is authorized to evaluate, determine and approve the compensation of our executive officers, including our named executive officers with the exception of our CEO (whose compensation is recommended by the Compensation Committee to the Board of Directors for approval). Our Compensation Committee is also authorized to consider and recommend to the full Board the compensation of our CEO, review and approve the executive compensation plans and policies of the Company, and administer the Company’s stock incentive plans. The Compensation Committee is also responsible for reviewing and recommending to the Board of Directors for approval any changes to the compensation program for non-employee directors.
The Compensation Committee currently consists of Directors Knoll (Chair), Cook, Gliebe, and Jackson. The Compensation Committee held three meetings in calendar year 2025. All members of the Compensation Committee are independent (as independence is defined in the Nasdaq Rules). The Board of Directors has adopted a written charter for the Compensation Committee. Pursuant to its charter, the Compensation Committee may form and delegate any of its responsibilities to one or more subcommittees comprised of one or more members of the Committee.
The Company’s Chief Executive Officer typically attends Compensation Committee meetings but is not present for the executive sessions or for any discussion of the CEO’s own compensation. The Company’s Chief Executive Officer has historically given the Compensation Committee a performance assessment and compensation recommendation for each of the other named executive officers. Those recommendations are then considered by the Compensation Committee when approving executive officer compensation. The Compensation Committee’s primary processes and procedures for establishing and overseeing executive compensation can be found in the Compensation Discussion and Analysis section of this Proxy Statement.
Compensation Committee Interlocks and Insider Participation
During calendar year 2025, none of the members of the Compensation Committee had any relationship with the Company requiring disclosure under Item 404 of Regulation S-K. In addition, during calendar year 2025, none of our executive officers served on the board of directors or the compensation committee (or equivalent) of the board of directors of another entity whose executive officer(s) served on our Board of Directors or our Compensation Committee.

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None of the members of the Compensation Committee was an officer or employee of the Company during calendar year 2025 or at any time in the past.
Nominating and Corporate Governance Committee
The Nominating and Corporate Governance Committee interviews, evaluates, nominates and recommends individuals for membership on the Company’s Board and committees thereof and is responsible for establishing and periodically reviewing and revising the Company’s corporate governance policies and principles. The Nominating and Corporate Governance Committee currently consists of Directors Howell (Chair), Gehl, Jain, Knoll and Winford. The Nominating and Corporate Governance Committee held three meetings in calendar year 2025 and has approved the Director nominations submitted in this Proxy Statement. All members of the Nominating and Corporate Governance Committee are independent (as independence is defined in the Nasdaq Rules). The Nominating and Corporate Governance Committee acts under a written charter adopted by the Board of Directors.
Director Nomination Process

The Nominating and Corporate Governance Committee will consider written recommendations from shareholders for Company nominees to the Board. A shareholder who wishes to recommend a director candidate may do so by submitting the candidate’s name, resume and biographical information and qualifications to the attention of the Corporate Secretary, Astec Industries, Inc. at 1725 Shepherd Road, Chattanooga, Tennessee 37421. All recommendations received by the Corporate Secretary will be presented to the Nominating and Corporate Governance Committee for its consideration. The Nominating and Corporate Governance Committee will consider those candidates who meet the criteria described below, and the Nominating and Corporate Governance Committee will recommend to the Board nominees who best suit the Board’s needs.
In order for a shareholder to make a nomination (rather than a recommendation) of a director candidate for election at an upcoming annual meeting of shareholders, such shareholder’s nomination must comply with the requirements set forth in the Company’s advance notice Bylaws provision. See the heading “Shareholder Proposals” below for additional information.
The Nominating and Corporate Governance Committee recommends nominees for election to the Board based on a number of qualifications, including but not limited to, independence, character and integrity, diversity, financial literacy, education and business experience, sufficient time to devote to the Board, and a commitment to represent the long-term interests of the Company’s shareholders. There are no differences in the manner in which the Nominating and Corporate Governance Committee evaluates a candidate that is recommended for nomination for membership on the Company’s Board by a shareholder.
The Nominating and Corporate Governance Committee identifies potential Company nominees for director through a variety of business contacts, including current executive officers, directors, community leaders and shareholders. The Committee may also, to the extent it deems appropriate, retain a professional search firm and other advisors to identify potential nominees for director.
The Nominating and Corporate Governance Committee evaluates candidates to the Board by reviewing their biographical information and qualifications. If the Nominating and Corporate Governance Committee determines that a candidate is qualified to serve on the Board, such candidate is interviewed by members of the Nominating and Corporate Governance Committee and often other directors, including our Chief Executive Officer. Members of the Board also have an opportunity to interview qualified candidates. As described above, the Committee will also consider candidates recommended by shareholders. The Nominating and Corporate Governance Committee then determines, based on the background information and the information obtained in the interviews, whether to recommend to the Board that the Company nominate a candidate for approval by the shareholders to fill a directorship. With respect to an incumbent director whom the Nominating and Corporate Governance Committee is considering as a potential nominee for re-election, the Committee reviews and considers the incumbent director’s service to the Company during their term, including the number of meetings attended, level of participation, and overall contribution to the Company in addition to such person’s biographical information and qualifications. The Nominating and Corporate Governance Committee gives strong consideration to a wide range of diversity factors as a matter of practice when evaluating candidates to the Board and incumbent directors.
In evaluating candidates to the Board, the Nominating and Corporate Governance Committee also takes into account the skill sets that are needed to balance and complement the skill sets of other candidates and members of the Board, and the skills and expertise of candidates that facilitate the Company’s compliance with the rules of the SEC and Nasdaq.
The Board is nominating Nalin Jain and Jaco van der Merwe for election as Class I directors at the Annual Meeting, both of whom is currently a director. The Nominating and Corporate Governance Committee recommended both of the two nominees to the Board.
Insider Trading Policy

The Company has an Insider Trading Policy governing the purchase, sale and other dispositions of our securities which applies to all of our personnel, including directors, officers and employees and other covered persons, that is reasonably designed to promote compliance with insider trading laws, rules, and regulations. It is also the policy of the Company to comply with all applicable securities laws when transacting in its own securities. A copy of the Insider Trading Policy is filed as an exhibit to our 2025 Annual Report on Form 10-K.
Anti-Hedging Policy

Pursuant to our Insider Trading Policy, our directors, officers and employees are prohibited from purchasing financial instruments, or otherwise engaging in transactions, that hedge or offset, or are

25    Astec Industries, Inc.    |    Notice of Annual Meeting and Proxy Statement 2026
designed to hedge or offset, any decrease in the market value of Company Common Stock, such as such as prepaid variable forward contracts, equity swaps, collars, and exchange funds.
Related Party Transactions

The Company recognizes that transactions between the Company and any of its related persons (as such term is defined in Item 404(a) of Regulation S-K of the Exchange Act) can present potential or actual conflicts of interest or create the appearance that Company decisions are based on considerations other than the best interests of the Company and its shareholders. Therefore, as a general matter, it is the Company’s preference to avoid such transactions. Nevertheless, the Company recognizes that there are situations where such transactions may be in, or may not be inconsistent with, the best interests of the Company. Therefore, the Company has adopted a written policy with respect to related person transactions which requires either the Company’s Audit Committee or the Company’s Compensation Committee to review and, if appropriate, to approve or ratify any such transactions. Pursuant to the Company’s Audit Committee Charter, any transaction in which the Company is or will be a participant and the amount involved exceeds $120,000, and in which any of the Company’s related persons had, has or will have a direct or indirect material interest, must be reviewed, and if appropriate, approved or ratified by the Audit Committee.
Dr. Winford, a member of our board of directors, is an executive officer and owner of one of our customers, Prairie Contractors, LLC. Sales to Prairie Contractors in 2025 were less than 0.2% of our net sales in 2025. Such sales were ratified by the Audit Committee pursuant to the Company’s related party transactions policy.

Director Compensation

The following table sets forth the cash and other compensation the Company paid to its non-employee directors for their services during 2025.
Name(1)	Fees Earned Paid in Cash ($)(2)	Stock Awards ($)(3)	Total ($)
Tracey H. Cook	102,511	125,000	227,511
William D. Gehl	172,511	125,000	297,511
Mark J. Gliebe	92,511	125,000	217,511
Mary L. Howell	90,011	125,000	215,011
Jeffrey T. Jackson(4)	26,261	181,250	207,511
Nalin Jain	92,511	125,000	217,511
Linda I. Knoll	97,511	125,000	222,511
Patrick S. Shannon	85,011	125,000	210,011
James M. Winford, Jr.	82,511	125,000	207,511

(1)
Mr. van der Merwe served as a director of the Company during the entire calendar year 2025 but is not included in this section because he received no compensation for serving as a director.

(2)
Reflects annual retainers and supplemental annual retainers earned under the Company’s non-employee directors compensation plan and paid in cash, as described below.

(3)
Reflects the grant date fair value of restricted stock units granted as payment of each director’s annual stock award. The fair value of restricted stock units was determined by reference to the closing market price of the underlying shares on the day prior to grant date and in accordance with FASB ASC Topic 718.

(4)
Mr. Jackson elected to have his retainer paid as shares in lieu of cash beginning in April 2025.

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The following table shows the aggregate number of unvested restricted stock units and deferred stock awards held by each non-employee director serving as of December 31, 2025:
Director	Restricted Stock Units	Deferred Stock Awards
Tracey H. Cook	3,564
William D. Gehl	3,564	19,051
Mark J. Gliebe	3,564
Mary L. Howell	3,564
Jeffrey T. Jackson	3,564	1,415
Nalin Jain	3,564
Linda I. Knoll	3,564
Patrick S. Shannon	3,564
James M. Winford, Jr.	3,564
Material Terms of Non-Employee Directors Compensation Plan

Our director compensation program provides for both cash and equity compensation for our non-employee directors.
Annual Retainers. All non-employee directors receive an annual board retainer fee of $75,000, paid quarterly in arrears, which they individually elect to receive in the form of cash, stock or deferred stock.
Annual Stock Award. Each non-employee director receives a grant of restricted stock units equal in value to $125,000 on the day following each year’s annual shareholder meeting. The restricted stock units vest and convert to shares of Company Common Stock on the day prior to the next Annual Meeting of shareholders, unless the director makes an election to defer the receipt of the shares.
Supplemental Annual Retainers. Any non-employee director who serves as the Board’s Non-Executive Chairman or Lead Director or serves on any Board committee receive a supplemental annual retainer as follows:
Service Description	Amount
Non-Executive Chairman	$90,000
Lead Director (if appointed)	$20,000
Audit Committee Chair	$20,000
Compensation Committee Chair	$15,000
Nominating and Corporate Governance Committee Chair	$15,000
Audit Committee Non-Chair Member	$10,000
Compensation Committee Non-Chair Member	$7,500
Nominating and Corporate Governance Committee Non-Chair Member	$7,500
Non-employee directors may elect to defer the receipt of Common Stock received as payment of the annual retainer or upon conversion of restricted stock units issued as their annual stock award until the earlier of (i) his or her termination of service as a director, or (ii) another designated date at least three years after the date of such deferral election. If any dividends or other rights or distributions of any kind are distributed to shareholders prior to the non-employee director’s receipt of his or her deferred shares, an amount equal to the cash value of such distribution is credited to a deferred dividend account for the non-employee director. The deferred dividend account provides the non-employee director with the right to receive additional shares of Common Stock having a fair market value as of the date of the dividend distribution equal to the cash value of the distributions.

Director Stock Ownership Guidelines

We require our non-employee directors to hold shares of common stock of the Company having a value of at least five times the regular annual retainer paid to non-employee directors. Until a non-employee director has satisfied the stock ownership guidelines, such director is required to retain seventy five percent (75%) of the “net shares” of common stock received through the non-employee director compensation program. Furthermore, once a non-employee director has satisfied the stock ownership guidelines, any future sales of stock by such director shall be permitted only to the extent that such director shall continue to meet the guidelines immediately following such sale. Directors Gehl, Cook, Gliebe, Howell, Jackson, Jain and Knoll had met their target ownership level as of January 1, 2026, and all other non-employee directors, each of whom was appointed in 2022 or after, were in compliance with the guidelines by having retained 75% or more of their “net shares” received.

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PROPOSAL 1: ELECTION OF DIRECTORS
The Board of Directors of the Company is divided into three classes, with the term of office of each class ending in three successive years. The terms of directors of Class I expire at this Annual Meeting. The directors of Class II and Class III will continue in office until the 2027 and 2028 Annual Meetings of shareholders, respectively. There are currently three directors serving in Class I, including Mr. Gehl who will be retiring and not standing for reelection at the Annual Meeting, four directors serving in Class II and three directors serving in Class III (assuming the election of both of the two director nominees). The shareholders are being asked to vote for the re-election of the two director nominees identified below to serve as Class I directors. The number of directorships will be reduced to nine directorships at the Annual Meeting immediately following Mr. Gehl’s retirement from the Board.

Name	Class
Nalin Jain	I
Jaco van der Merwe	I
The relevant experiences, qualifications, attributes and skills of each nominee that led the Board to recommend them as a nominee for director are described in the section entitled “Board of Directors — Nominees for Election of Class I Directors” above.
The persons appointed as proxies will vote the shares represented by the proxy appointment in favor of the election to the Board of Directors of each of Directors Jain and van der Merwe, unless the authority to vote for any or all of the nominees is withheld or such appointment has previously been revoked. Each Class I director will be elected to hold office until the 2029 Annual Meeting of shareholders and thereafter until a successor has been duly elected and qualified. In the event that any nominee is unable to serve (which is not anticipated), the persons appointed as proxies will cast votes for the remaining nominees and for such other persons as they may select.
THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE ELECTION OF EACH OF THE NOMINEES.

28    Astec Industries, Inc.    |    Notice of Annual Meeting and Proxy Statement 2026
EXECUTIVE OFFICERS
The executive officers of the Company and their ages are as follows:
Name	Age	Position(s)
Jaco G. van der Merwe	53	President and Chief Executive Officer
Brian J. Harris	69	Chief Financial Officer
Michael P. Norris	57	Group President — Material Solutions
Barend Snyman	53	Group President — Infrastructure Solutions
E. Terrell Gilbert, Jr.	54	General Counsel, Chief Compliance Officer and Corporate Secretary
Jaco G. van der Merwe
Age: 53

Jaco van der Merwe has served as our President & CEO since January 2023. Prior to that, Mr. van der Merwe was a Group President (since January 2019) after having previously served as Group President — Energy since August 2016. From 1998 until 2016, he held various leadership positions at Epiroc (formerly part of Atlas Copco) including, among others, Vice President Marketing for the Deephole Drilling group (2013 to 2016) and President/General Manager for the Mining and Rock Excavation Customer Center (2010 to 2013). Mr. van der Merwe’s career with Atlas Copco began as a Quality Manager in 1998. Prior to joining Atlas Copco, he held various positions at Denel Aviation. Mr. van der Merwe is a naturalized U.S. citizen, originally from South Africa where he completed his Metallurgical Engineering studies at Tshwane University of Technology and a Master of Business Administration from the University of Pretoria.

Brian J. Harris
Age: 69

Brian Harris has served as our Chief Financial Officer since October 2024. Mr. Harris previously served as Executive Vice President and Chief Financial Officer of Summit Materials, Inc. (NYSE: SUM) (“Summit”), a leading producer of aggregates and cement, from October 2013 to February 2023. Prior to his role at Summit, Mr. Harris served as Executive Vice President and Chief Financial Officer of Bausch + Lomb Corporation (NYSE: BLCO), an eye health products company, from 2009 to 2013. Prior to joining Bausch + Lomb, Mr. Harris held positions in various capacities at the Gates Corporation (NYSE: GTES) from 1996 to 2009. Mr. Harris earned his Bachelor of Accounting degree from Glasgow University. He is also a Scottish Chartered Accountant.

Michael P. Norris
Age: 57

Michael Norris was named Group President of Materials Solutions in November 2023. Previously, he served as Senior Vice President of International & Aftermarket Sales beginning January 2021. Mr. Norris joined the Company in January of 2018 and previously served as Vice President of International from October 2019. Prior to that, Mr. Norris served as VP of Global Aftermarket for Filtec Ltd. for two years. Prior to joining Filtec Ltd., Mr. Norris worked in the mining and construction industry for 18 years in various leadership roles in Sandvik Mining & Construction and Boart Longyear.
Mr. Norris has a Bachelor of Science in Mechanical Engineering from Auburn University and a Master of Business Administration from Kennesaw State University. Mr. Norris is also active in the community as a board member on a non-for-profit organization, the Bethlehem Center, based in Chattanooga, Tennessee.

29    Astec Industries, Inc.    |    Notice of Annual Meeting and Proxy Statement 2026
Barend Snyman
Age: 53

Ben Snyman joined Astec Industries in July 2023 as Group President — Infrastructure. With over 25 years of experience in the capital equipment mining industry, Ben began his career as an automations engineer in South Africa in underground coal mining. He moved to the United States in 2010 with Komatsu Mining where he held various senior leadership and executive roles in product management, service and supply chain. He most recently served as a strategy executive at Cleaver-Brooks supporting 18 different industries. He holds a degree in Engineering from the University of Pretoria.

E. Terrell Gilbert, Jr.
Age: 54

Terrell Gilbert joined Astec Industries as its General Counsel, Chief Compliance Officer and Corporate Secretary in March 2024. Previously, he served as Deputy General Counsel of Mohawk Industries, Inc. from 2019 to 2024 and as Assistant General Counsel of Beazer Homes USA, Inc. from 2016 to 2019. Prior to that, Mr. Gilbert was a partner in a law firm based in Atlanta, Georgia. Mr. Gilbert has a Bachelor of Arts in Education from Auburn University and a law degree and Master of Business Administration from Georgia State University.

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SENIOR OFFICERS
Certain other senior officers of the Company and their ages are as follows:
Name	Age	Position(s)
Stephen C. Anderson	62	Senior Vice President, Administration and Investor Relations
Aletheia D. Silcott	43	Chief Human Resources Officer
Stephen C. Anderson
Age: 62

Steve Anderson has served as Senior Vice President of Administration and Investor Relations since 2011 and 2003, respectively. He was Secretary of the Company from January 2007 to December 2020 and May 2023 to March 2024, and Compliance Officer from 2012 to 2020. He has been a Director of Astec Insurance Company since 2007 and served as President from 2012 to 2020. He was Vice President of Astec Financial Services, Inc. from 1999 to 2002. Prior to his employment with the Company, Mr. Anderson spent a combined 14 years in commercial banking with SunTrust and AmSouth banks. Mr. Anderson earned a Master of Business Administration and Bachelor of Science in Management from the University of Tennessee at Chattanooga and is a graduate of the Stonier Graduate School of Banking.

Aletheia D. Silcott
Age: 43

Aletheia Silcott is Astec’s Chief Human Resources Officer and has led the Company’s Human Resource department since February 2023. Prior to that she served as Vice President, Human Resources and Vice President of Finance at Astec Industries. Prior to her employment with the Company, Ms. Silcott was employed with Ernst & Young LLP, where she served as Organizational Effectiveness and Change Management Consultant from 2016 to 2020. Prior to Ernst and Young LLP, Ms. Silcott held a variety of roles with increasing responsibility at AGCO Corporation (NYSE: AGCO) and was the Senior Manager Global Human Resources and Change Management from 2013 to 2015, Chief of Staff to the CEO from 2011 to 2013, and Commercial Controller Europe, Africa and the Middle East from 2010 to 2012 based out of Switzerland. Ms. Silcott earned her Master of Business Administration with a concentration in International Business from Georgia State University and a Bachelor of Science in Finance from Ithaca College.

31    Astec Industries, Inc.    |    Notice of Annual Meeting and Proxy Statement 2026
COMPENSATION DISCUSSION AND ANALYSIS
Overview

In the paragraphs that follow, we give an overview and analysis of our compensation programs and policies, the material compensation decisions we have made under those programs and policies, and the material factors that we considered in making those decisions. This section includes, among other things, an explanation of the overall objectives of our compensation program, what it is designed to reward, and each element of the compensation that we provide. Later in this proxy statement under the heading “Executive Compensation,” you will find a series of tables containing specific information about the compensation earned or paid in calendar year 2025 to the following individuals, who we refer to as our named executive officers:
●
Jaco G. van der Merwe, President and Chief Executive Officer (“CEO”);

●
Brian J. Harris, Chief Financial Officer (“CFO”);

●
Michael P. Norris, Group President — Materials Solutions;

●
Barend Snyman, Group President — Infrastructure Solutions; and

●
E. Terrell Gilbert, Jr., General Counsel, Chief Compliance Officer and Corporate Secretary.

The discussion below is intended to help you understand the detailed information provided in the various tables included herein, and to put that information into context within our overall compensation program.
Objectives of Our Compensation Program

Our objectives with respect to the Company’s executive compensation program are to:
●
attract and retain qualified personnel who are critical to the Company’s long-term success and the creation of shareholder value;

●
create a strong link between executive officer compensation and the Company’s annual and long-term financial and stock price performance; and

●
encourage the achievement of Company performance goals by utilizing a performance-based incentive structure that is a combination of annual cash awards and stock grants.

In order to be effective, we believe our executive compensation program should effectively link Company performance with executive compensation, thereby aligning the interests of our executives with those of our shareholders. We seek to provide target total direct compensation that is competitive within the marketplace and believe that a large portion of each executive’s total compensation opportunity should be performance-based and in the form of annual cash incentives and long-term equity awards.

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What we do:	What we don’t do:
Engage an independent compensation consultant who reports directly to the Compensation Committee	Provide significant perquisites
Maintain a high percentage of executive pay as “at risk” compensation	Provide guaranteed bonuses or long-term incentive awards
Align targets for performance-based compensation to shareholder interests	Permit engaging in short-term, hedging or speculative transactions involving Company’s Common Stock
Maintain meaningful share ownership requirements for executive officers and directors	Provide single-trigger change in control features
Manage and assess risk in compensation programs annually	Provide gross-up payments to cover personal income taxes or excise tax for payments made in connection with a change of control
Mitigate undue risk by having a clawback policy with respect to performance-based and time-based compensation
Annually seek shareholder feedback on our executive compensation
How We Determine and Assess Executive Compensation

Our Compensation Committee of the Board of Directors, composed entirely of independent directors, reviews, determines and approves the base salaries, annual cash incentives, long-term incentives and other compensation of our executive officers, including our named executive officers, with the exception of our CEO. The Compensation Committee performs the same review process regarding the compensation of our CEO but recommends any changes to the CEO’s compensation to the full Board for final approval (the CEO does not participate in any deliberations regarding his own compensation). Our Compensation Committee is also responsible for making recommendations to the Board with respect to the Company’s executive compensation policies and the adoption of stock and benefit plans.
Our Compensation Committee’s policy is to set senior executive pay at sufficiently competitive levels to attract, retain, and motivate highly talented individuals to contribute to our goals, objectives, and overall financial success. Compensation decisions for named executive officers are reviewed and approved by the Compensation Committee based on the financial performance of the Company and a subjective assessment of a number of factors, which fall into three general categories:
●
Company performance factors, including financial and operational performance of our businesses. Generally, annual cash incentives are based on achievement of performance goals relating to adjusted earnings before interest, taxes, depreciation and amortization (Adjusted EBITDA) and working capital turnover (WCT). Performance-based long-term incentive compensation is earned based on achievement of performance goals relating to absolute adjusted return on invested capital (Adjusted ROIC) and relative total shareholder return (TSR), in each case over a three-year performance period.

●
Individual performance factors, including leadership, staff development, contribution to the Company’s growth, scope of responsibilities and experience and an assessment of such officer’s future performance potential.

●
Competitive market practices, including information provided by the Committee’s independent consultant, as described below.

Independent Compensation Consultant and Peer Group
The Compensation Committee regularly retains and seeks input from its independent compensation consultant in its decision-making process. Since May 2020, the Committee has retained Frederic W. Cook & Co., Inc. (“FW Cook”) as its independent compensation consultant. FW Cook reports directly to the Compensation Committee, and the Compensation Committee has the sole authority to retain or dismiss the consultant, and to obtain its advice at the Company’s expense. During calendar year 2025, the Compensation Committee worked with FW Cook to: review considerations and market practices related to short-term incentive plans and long-term equity incentive program design; review the Company’s executive compensation benchmarking peer group; collect comparative compensation levels for each of our executive officer positions, which included assessment of our executive officers’ base salaries, short-term annual incentive targets and long-term equity compensation levels; review our aggregate equity grant practices; conduct a compensation risk assessment; review various considerations related to the determination of CEO target compensation levels and review other executive compensation trends and regulatory developments. The Compensation Committee also periodically reviews the Company’s non-employee director compensation program and the Company’s severance and change in control provisions for the executive team with FW Cook. The market context and other information provided by FW Cook are among many factors that the Compensation Committee considers when making its decisions. FW Cook also assisted in the preparation of the Company’s public filings with regard to executive compensation.

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With FW Cook’s assistance, the Compensation Committee reviewed and analyzed competitive market data as background information in connection with setting calendar year 2025 target compensation levels and to obtain a general understanding of current compensation practices. Data sources included industry-specific and size-adjusted published survey data. In addition, the Compensation Committee compared compensation opportunities for our CEO and CFO with pay opportunities available in comparable positions at similar companies (our “Peer Group”). Our Peer Group that was used as a general reference point in setting 2025 target compensation for our executive officers consisted of the following 20 comparably-sized companies from the industrial manufacturing industry (at the time the Peer Group was approved, the Company’s trailing 12-month revenue approximated the median and its 12-month average market cap was between the 25th percentile and median). During 2024, Douglas Dynamics LLC and Miller Industries, Inc. were added to our Peer Group to replace Altra Industrial Motion Corporation and CIRCOR International, Inc., both of which were acquired. After the Compensation Committee had made compensation decisions for 2025, The Barnes Group was also acquired and subsequently removed from our Peer Group.
Alamo Group Inc.	John Bean Technologies
Chart Industries	Lindsay Corporation
Columbus McKinnon Corporation	Manitowoc Co.
Commercial Vehicle Group	Miller Industries, Inc.
Douglas Dynamics LLC	Mueller Water Products
Enerpac Tool Group (f/k/a Actuant Corporation)	SPX Corporation
Enpro Industries, Inc.	Standex International
Federal Signal Corporation	The Shyft Group, Inc.
Greenbrier Companies, Inc.	The Barnes Group
Hyster-Yale Materials	Wabash National Corporation
The Compensation Committee assessed the independence of FW Cook pursuant to SEC and Nasdaq Rules. In doing so, the Committee considered each of the factors set forth by the SEC and Nasdaq with respect to a compensation consultant’s independence. The Committee also considered the nature and amount of work performed by FW Cook and the fees paid for those services in relation to the firm’s total revenues. FW Cook did not perform any separate additional services for management. On the basis of its consideration of the foregoing and other relevant factors, the Compensation Committee concluded that FW Cook was independent and that there were no conflicts of interest.
The independent consultant will continue to periodically advise the Compensation Committee as to trends in executive compensation and also provide specialized studies or expert advice as requested with respect to executive compensation issues, in each case in order to assist the Compensation Committee and work on its behalf on matters related to the Compensation Committee’s purposes and responsibilities as set forth in the Compensation Committee charter, which is available through the Investor Relations section of our website at www.astecindustries.com. FW Cook will meet with the Compensation Committee and attend regular Compensation Committee meetings in person or by telephone as requested.
Consideration of Last Year’s Advisory Shareholder Vote on Executive Compensation

At the Annual Meeting of Shareholders on April 25, 2025, over 97% of the shares voted were cast to approve the compensation of the Company’s named executive officers, as discussed and disclosed in the 2025 Proxy Statement. The Board and the Compensation Committee appreciate and value the views of our shareholders. The results of this advisory vote on executive compensation show that the compensation paid to our named executive officers and the Company’s overall pay practices were supported by a vast majority of the shares voted. No specific changes were made in the compensation paid to our executive officers due to the results of this advisory vote.
Currently, our policy is to have an advisory vote on executive compensation every year. This is based on the results of the shareholder vote at the Annual Meeting of Shareholders on April 25, 2023. A vote to recommend the frequency of advisory shareholder votes on the compensation of executive officers is required every six years, and the next vote to recommend the frequency of such votes in the future will occur at the 2029 Annual Meeting.

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Elements of Our Compensation Program

In calendar year 2025, the principal elements of our executive compensation program, and the purposes for each element, were as follows:
Component	Objectives	Key Features
Base Salary	Recognizes market pay information, as well as individual experience, performance and level of responsibility	Reasonable level of fixed compensation designed to attract and retain talent
Annual Cash Incentive	Motivates and establishes a strong link between pay and performance during the year	Variable, at risk compensation directly tied to the achievement of financial and strategic annual goals
Long-term Equity Incentive	Aligns management compensation with creating long-term shareholder value and retains talent through multi-year vesting; Facilitates stock ownership by employees	Time-based restricted stock units (RSUs) and performance-based restricted stock units (PSUs) that vest based on continued employment and satisfaction of performance goals
In addition to the above described key components, the Company’s executive officer compensation program also includes certain limited perquisites and executive benefits, including contributions to the Company’s Supplemental Executive Retirement Plan (“SERP”) (the SERP is closed to new participants), a non-qualified deferred compensation plan (“Deferred Compensation Plan”) that allows participants to defer a portion of their base salary and/or annual bonus, as well as other benefits that are generally available to all employees of the Company, including medical and 401(k) plans.
Base Salary
Base salary is the fixed component of our named executive officers’ target total direct compensation. The Compensation Committee reviews base salaries on an annual basis and increases for named executive officers, when given, historically have been intended to reflect changes in market-based compensation for similarly-situated executives in our industry, with further increases approved by the Compensation Committee based on a subjective assessment of a number of factors as discussed above. Base salary changes for the CEO are approved by the Company’s full Board.
In determining base salaries for the non-CEO named executive officers each year, the Compensation Committee considers evaluations and recommendations provided by the Company’s CEO regarding whether adjustments to base compensation of the other named executive officers are warranted (each of whom report directly to the CEO), its own observations, and market data provided by the Committee’s independent consultant. In recommending changes to the CEO’s base salary to the full Board for approval, the Compensation Committee considers its own observations and assessments with respect to individual performance, feedback from the full Board, the CEO’s leadership of the Company and market data provided by its consultant.

After considering these factors, and discussing proposed salaries for the other named executive officers with the CEO, the Compensation Committee approved annual salaries for the named executive officers (with the indicated percentage increases), effective April 1, 2025 (or as of a later date in 2025, as indicated):
Executive Officer	Base Salary as of 12/31/24	Percentage Change	Base Salary as of 12/31/25(1)
Mr. van der Merwe	$800,000	6.3%	$850,000
Mr. Harris	$550,000	0.0%	$550,000
Mr. Snyman	$449,000	3.6%	$465,000
Mr. Norris	$427,000	3.5%	$442,000
Mr. Gilbert	$400,000	4.0%	$416,000

(1)
The base salary increases for the named executive officers were generally made to bring their compensation in line with similarly situated executives in our industry and with comparable levels of revenue responsibility, based in part on FW Cook’s compensation study and market analysis completed in Fall 2024.

Annual Cash Incentive Compensation
We provide annual cash incentive opportunities to motivate and reward the named executive officers for achievement of financial results and key business objectives. For calendar year 2025, the Compensation Committee continued with our annual incentive plan (AIP) in a manner largely consistent with the AIP that was in place for calendar year 2024. The primary components of the program are discussed below.

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A target bonus opportunity is set for each named executive officer as a percentage of base salary, with the percentage varying depending on their position, based on a review of competitive market practices and internal equity considerations. For 2025, the AIP target amounts for the named executive officers were as follows:
Executive Officer	Target 2024 Incentive (% of Base Salary)	Target 2025 Incentive (% of Base Salary)	Target 2025 Incentive ($)
Mr. van der Merwe	100%	100%	$850,000
Mr. Harris	70%	70%	$385,000
Mr. Snyman	60%	60%	$279,000
Mr. Norris	60%	60%	$265,200
Mr. Gilbert	50%	50%	$208,000
Actual incentive amounts that could be earned by the named executive officers for 2025 ranged from 50% (for performance at threshold levels) to a maximum of 200% (for performance above target levels) of their respective target bonus amounts, based on the level of achievement of performance goals relating to two key metrics: Adjusted EBITDA (weighted 70%) and Working Capital Turnover (weighted 30%). Linear interpolation would be used for results falling between performance levels. For calendar year 2025, the prior strategy execution goal related to our enterprise resource planning implementation project was removed so that annual incentive pay would only relate to achievement of financial metrics, which increased the weighting of the adjusted EBITDA metric from 50% to 70% and the Working Capital Turnover metric from 25% to 30% compared to the prior year. Performance goals for the CEO, CFO, Group Presidents and other corporate officers relate 100% to total Company performance. We retained Adjusted EBITDA (defined below) as an AIP performance metric for calendar year 2025 because we continue to believe that it is an efficient short-term measure of operating performance, profitability and cash flow. We also retained Working Capital Turnover (defined below) as an AIP performance metric for calendar year 2025 because it is an important indicator of how efficiently we use our working capital to support our sales, which we believe is critical to our success.
Company Performance Goals and 2025 Results
	Weighting	Threshold (50%)	Target (100%)	Maximum (200%)	Actual 2025 Results	Unweighted Actual Payout as a % of Target
Adjusted EBITDA(1)	70%	$98.4M	$123.0M	$141.5M	$124.0M	105.2%
Working Capital Turnover(2)	30%	3.4	4.2	5.0	3.55	60.2%
Weighted Overall Payout % (% of Target)						91.7%

(1)
Adjusted EBITDA is a non-GAAP financial measure that is defined as net income before interest, income taxes, depreciation and amortization each excluding the effect of acquisitions completed during the year, further adjusted for gains or losses outside the normal scope of our ordinary activities including but not limited to transformation program costs, restructuring and other related charges, asset impairments, gains or losses on the sale of assets, transaction costs representing acquisition and integration related costs and other items of income expense, gain or loss, that, in the case of each of the foregoing are identified in the publicly filed reports.

(2)
Working capital turnover ratio is a formula that calculates how efficiently the company utilizes working capital to support sales and growth. Working capital is current assets minus current liabilities. The working capital turnover ratio is calculated as follows: annual net sales divided by the average amount of working capital during the same year. Similar to the determination of adjusted EBTDA, the WCT actual result was adjusted to exclude the effect of acquisitions completed during the year.

Based on achievement on the performance goals in calendar year 2025, the Compensation Committee approved the following 2025 AIP bonus payments for the named executive officers: Mr. van der Merwe, $779,455; Mr. Harris, $353,047; Mr. Snyman, $255,844; Mr. Norris, $243,190; and Mr. Gilbert, $190,737.
Long-Term Incentive Compensation
Grants of equity-based compensation are designed to create a strong and direct link between executive officer pay and shareholder return and to enable executive officers to develop and maintain a long-term position in the Company’s common stock. The Committee grants equity awards to key employees, including the named executive officers, in the form of time-based restricted stock units (RSUs) and performance-based restricted stock units (PSUs). RSUs, which promote executive retention and sustained stock price performance, vest in equal installments on the first three anniversaries of the grant date, subject to the executive officer’s continued employment with the Company. PSUs, which deliver value to the executive officer only to the extent that key company financial and stock price performance goals are achieved over a three-year period, can be earned in amounts between 0% and 200% of a target number of shares granted. In prior years, the annual Long-Term Incentive (“LTI”) grant value of equity awards to executive officers was delivered 50% in RSUs and 50% in PSUs. For calendar year 2025, in order to more directly align executive pay with company performance, the Committee increased the weighting of PSUs relative to RSUs, granting 65% of the 2025 LTI grant value to executive officers in the form of PSUs, with the remaining 35% of the 2025 LTI grant value delivered in the form of RSUs.
The PSUs granted in 2025 have a single, three-year performance period and will vest and be earned on the third anniversary of the

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grant date. The amount of PSUs earned will be based on the level of achievement of performance goals relating to two metrics:
●
Adjusted ROIC is based on a three-year average that accounts for 50% of the total PSU award value. Adjusted ROIC has historically been strongly correlated to shareholder value creation and supports a disciplined approach to capital management. Adjusted ROIC is a non-GAAP financial measure that is defined as income or loss from operations less income taxes and further adjusted for gains or losses outside the normal scope of our ordinary activities including but not limited to transformation program costs, restructuring and other related charges, asset impairments, gains or losses on the sale of assets, transaction costs representing acquisition and integration related costs and other items of income expense, gain or loss, after tax and divided by average invested capital. Linear interpolation applies between these performance levels.

●
Total shareholder return (TSR) relative to a custom comparator group accounts for the remaining 50% PSU award value. This metric has been used as a performance measure for PSU awards since 2016 and measures our stock price performance relative to a custom TSR comparator group. Prior to granting PSUs in 2025, the Committee reviewed the TSR comparator group used for PSUs granted in prior years and determined to reduce the size of the TSR comparator group for the 2025 PSU awards to ten companies so that the group is comprised of companies that are more closely aligned with the Company. PSUs may be earned between 0% and 200% of the target number of shares granted based on our TSR relative to our TSR comparator group, as follows: 200% of the target award is earned if our TSR is ranked first in the comparator group; 100% of the target award is earned if our TSR is ranked fifth in the comparator group; and 0% of the target award is earned if our TSR is ranked in one of the last three positions. The payout schedule will be adjusted if any companies are removed from the comparator group. Shares earned based on achievement of the TSR metric are subject to a one-year post-vesting holding period during which a participant may not sell or transfer such shares except by will, the laws of descent and distribution or pursuant to a domestic relations order.

The Committee approved awards of RSUs and PSUs in 2025 for each named executive officer with the intended target grant values and the number of RSUs and PSUs granted to each named executive officer being as follows:
	Time-Based RSUs		PSUs — Adjusted ROIC		PSUs — Relative TSR
	Targeted Award Value ($)	Awards Granted	Targeted Award Value ($)	Awards Granted (at target)	Targeted Award Value ($)	Awards Granted (at target)
Mr. van der Merwe	831,250	25,397	771,875	23,584	771,875	23,583
Mr. Harris	280,000	8,358	260,000	7,762	260,000	7,761
Mr. Snyman	182,000	5,433	169,000	5,045	169,000	5,045
Mr. Norris	140,000	4,179	130,000	3,881	130,000	3,881
Mr. Gilbert	140,000	4,179	130,000	3,881	130,000	3,881
Vesting and Settlement of 2023 PSU Awards. The Committee granted PSUs to executive officers in 2023 that were structured similar to the PSUs that were granted to executive officers in 2025. The 2023 PSUs vested on February 27, 2026, based on the level of achievement of performance goals relating to Adjusted ROIC (weighted 50%) and TSR relative to a comparator group (weighted 50%), over three-year performance period ending December 31, 2025. The target Adjusted ROIC goal for the 2023 PSUs was 10.0%, and the Company’s actual Adjusted ROIC for the three-year performance period ending December 31, 2025 was 10.4%, resulting in a payout of 120% of the target award. The Company’s TSR relative to the TSR comparator group was 43.48%, resulting in a payout of 87% of the target award. The following table sets forth for each named executive officer the targeted award value, the number of awards granted at target, and the number of shares that vested on February 27, 2026, based on achievement of the Adjusted ROIC and relative TSR metrics for the three-year performance period ending December 31, 2025:
	2023 PSUs — Adjusted ROIC			2023 PSUs — Relative TSR
	Targeted Award Value ($)	Awards Granted (at target)	Awards Earned and Vested	Targeted Award Value ($)	Awards Granted (at target)	Awards Earned and Vested(2)
Mr. van der Merwe	325,000	7,297	8,757	325,000	7,297	6,349
Mr. Harris(1)	—	—	—	—	—	—
Mr. Snyman	62,500	1,194	1,433	62,500	1,193	1,038
Mr. Norris	87,750	1,970	2,364	87,750	1,970	1,714
Mr. Gilbert(1)	—	—	—	—	—	—

(1)
Mr. Harris and Mr. Gilbert did not receive 2023 PSUs because they were not employed by the Company in 2023.

(2)
Shares earned based on achievement of the TSR metric are subject to a one-year post-vesting holding period during which a participant may not sell or transfer such shares except by will, the laws of descent and distribution or pursuant to a domestic relations order.

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Policies and Practices Related to the Timing of Equity Awards
Although we have not adopted a formal policy regarding the timing of equity award grants, the Compensation Committee generally approves equity award grants during a regularly scheduled meeting in the first quarter of the fiscal year. The Compensation Committee does not grant equity awards in anticipation of the release of material nonpublic information, nor is the timing of disclosures of material nonpublic information based on equity award grant dates.
Deferred Compensation Plan
The Deferred Compensation Plan is a nonqualified deferred compensation plan that the Company adopted effective January 1, 2021, to provide select employees, including its executive officers, with an opportunity to voluntarily defer the receipt of a portion of their base salary and/or annual cash incentive awards. The Compensation Committee believes that providing opportunities to defer taxable income is an important part of an attractive rewards program necessary to recruit and retain qualified executive officers.
Perquisites and other Executive Benefits
Executive officers are eligible for certain perquisites and additional benefits that are not available to all employees (but are available to many management level employees), such as our SERP (the SERP is closed to new participants). The SERP provides additional benefits to individuals whose retirement benefits are affected by the limit on the maximum amount of compensation under the Company’s 401(k) plan and provides additional benefits on annual profit-sharing distributions not recognized under the 401(k) plan. Additional details regarding perquisites and other benefits provided to our named executive officers are disclosed in the Summary Compensation Table and described in the accompanying narrative.
We believe the perquisites and additional benefits provided to our named executive officers, which are not grossed up for taxes, are reasonable in light of industry practices and competitive with the perquisites provided to executive officers within our peer group. We review the perquisites provided to our executive officers on an annual basis to ensure that we are providing benefits that align with our overall compensation goal of providing competitive compensation to our executive officers that maximizes the interests of our shareholders.
Executive Officer Severance Arrangements

Each of the Company’s named executive officers is part of the Executive and Key Employee Severance Plan (the “Severance Plan”), which provide for the payment of severance compensation and benefits in certain termination and change of control scenarios. The Compensation Committee believes that severance arrangements provide important protection and financial security to executives from events outside their control and are an important recruitment and retention tool that are necessary in the competitive marketplace for talented executives. Furthermore, the Compensation Committee believes that it is appropriate to provide enhanced benefits in the event of a termination in connection with a change in control in order to encourage the Company’s executive officers to continue to work in the best interests of the Company and its shareholders in a potential change of control situation, and to evaluate any possible transaction with the maximum degree of independence and objectivity by removing the fear of job loss and other distractions that may result from potential, rumored or actual changes of control of the Company. The change in control benefits under the Severance Plan are “double-trigger” benefits, meaning that no compensation will be paid to participants solely upon the occurrence of a change of control so as to not create an unintended incentive. We believe that this structure is appropriate for employees whose jobs are in fact terminated in such a transaction, without providing a windfall to those who continue employment following the transaction. Please see “Potential Payments Upon Termination or Change of Control” section below for descriptions of these severance arrangements.
Other Factors Affecting Compensation

Accounting Considerations
The Company considers the accounting implications of all aspects of its executive compensation program. As a result of the provisions of FASB ASC Topic 718, we do not expect accounting treatment of differing forms of equity awards to vary significantly and, therefore, accounting treatment is not expected to have a material effect on our selection of forms of equity compensation. In addition, accounting treatment is just one of many factors impacting plan design and pay determinations. Our executive compensation program is designed to achieve the most favorable accounting and tax treatment possible as long as doing so does not conflict with intended plan design or program objectives.

Additional Executive Compensation Policies

Stock Ownership Guidelines
The Company requires Company executives to accumulate and hold shares of common stock of the Company having a value of at least the following:
CEO	5x annual base salary
Executive Officers	3x annual base salary
Other Senior Officers	1.5x to 2x annual base salary

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In order to meet this stock ownership requirement, an executive officer may count (i) shares owned directly, (ii) shares owned indirectly (e.g., by a spouse or a trust) and (iii) 70% of the officer’s unvested restricted stock, restricted stock units and deferred shares, but excluding any unvested restricted stock units that vest based on achievement of performance goals (such as PSUs).
Until the Executive has satisfied the above stock ownership guidelines, such Executive is required to retain fifty percent (50%) of the “net shares” of common stock received from the compensation program. Furthermore, once an executive has satisfied the stock ownership guidelines, any future sales of stock by such executive shall be permitted only to the extent that such executive shall continue to meet the guidelines immediately following such sale.

Clawback Policy
Effective October 2, 2023, the Company adopted a new Compensation Recoupment Policy (the “Clawback Policy”) intended to comply with Section 10D-1 of the Exchange Act and the related Nasdaq listing standards. Under the Clawback Policy, in the event of a restatement of the Company’s financial statements due to non-compliance with financial reporting requirements under the securities laws, the Company will seek to recover from current and former executive officers of the Company any incentive-based compensation they received that would have been less had it been calculated based on the restated financial statements. Under the Clawback Policy, the Company may also seek to recover, in the discretion of the Committee, (i) service-based equity awards and (ii) incentive-based or service-based compensation in the event that any executive officer engages in misconduct (as defined in the Clawback Policy and determined by the Committee).

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EXECUTIVE
COMPENSATION
Summary Compensation Table
This table provides information regarding compensation paid to or earned by our 2025 named executive officers for each of the years ended December 31, 2025, 2024 and 2023 in which they were also named executive officers.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)(3)	Total ($)
Jaco G. van der Merwe, Chief Executive Officer	2025	836,539	—	2,244,370	779,455	170,367	4,030,731
	2024	779,838	—	2,187,089	464,848	232,313	3,664,088
	2023	720,548	—	1,329,805	1,120,170	147,404	3,317,927
Brian Harris Chief Financial Officer	2025	550,000	—	769,125	353,047	75,650	1,747,822
	2024	116,346	—	316,137	52,673	34,703	519,859
Barend Snyman, Group President	2025	460,692	—	499,941	255,844	40,026	1,256,503
	2024	445,510	—	528,992	156,537	18,103	1,149,142
	2023	212,852	178,500	511,183	196,995	19,006	1,118,536
Michael P. Norris, Group President	2025	437,962	—	384,577	243,190	94,091	1,159,820
	2024	423,819	—	406,928	148,867	102,749	1,082,363
	2023	364,879	—	359,057	289,993	91,532	1,105,461
Terrell Gilbert General Counsel, Chief Compliance Officer and Corporate Secretary	2025	411,692	—	384,577	190,737	31,506	1,018,512
	2024	300,000	—	332,954	89,724	40,993	763,671

(1)
Amounts reflect the grant date fair value of RSUs granted in the reported year, determined in accordance with Financial Accounting Standards Board ASC Topic 718 Stock Compensation (“FASB ASC Topic 718”). The grant date fair value of the time-based RSUs is based on the closing market price of the Company’s common stock on the day prior to the grant date multiplied by the number of RSUs granted. The grant date fair value of the performance-based RSUs with an Adjusted ROIC performance metric is based on the closing price of the Company’s common stock on the day prior to the grant date. Grant date fair value for the performance-based RSUs with a TSR performance condition are determined using a Monte-Carlo simulation model. Assuming the performance-based conditions relating to the performance-based RSUs were achieved at the highest levels for (rather than at expected or target levels), the aggregate grant date fair value of awards reflected in this column for 2025 would be higher by the following amounts: Mr. van der Merwe, $771,875; Mr. Harris, $260,000; Mr. Norris, $130,000; Mr. Snyman, $169,000; and Mr. Gilbert, $130,000. For more information regarding annual RSU grants pursuant to our long-term incentive program, see the Compensation Discussion and Analysis section of this proxy statement.

(2)
Reflects annual incentive award earned based on achievement of pre-established performance goals, as more fully described in the Compensation Discussion and Analysis section of this proxy statement.

(3)
Amounts included in this column for 2025 include the following:

	Van der Merwe	Harris	Norris	Snyman	Gilbert
Employer contribution to 401(k) plan	$11,750	$6,581	$9,896	$7,048	$2,462
Employer contribution to SERP	$130,139	$—	$58,683	$—	$—
Relocation Costs	$—	30,000	—	$—	$—
Automobile	$27,236	$32,212	$23,510	$31,845	$28,046
Group Term Life	$1,242	$6,857	$2,002	$1,133	$998
TOTAL	$170,367	$75,650	$94,091	$40,026	$31,506

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Grants of Plan-Based Awards for Calendar Year 2025
The following table sets forth individual grants of awards made to each named executive officer during calendar year 2025.

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units(4) (#)	Grant Date Fair Value of Stock and Option Awards(5) ($)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Mr. van der Merwe		425,000	850,000	1,700,000
	2/21/25							25,397	831,244
	2/21/25				11,792	23,584(2)	47,168		771,904
	2/21/25				5,896	23,583(3)	47,166		641,222
Mr. Harris		192,500	385,000	770,000
	2/20/25							8,358	279,993
	2/20/25				3,881	7,762(2)	15,524		260,027
	2/20/25				1,940	7,762(3)	15,522		229,105
Mr. Norris		132,600	265,200	530,400
	2/20/25							4,179	139,997
	2/20/25				1,941	3,881(2)	7,762		130,014
	2/20/25				971	3,881(3)	7,762		114,567
Mr. Snyman		139,500	279,000	558,000
	2/20/25							5,433	182,006
	2/20/25				2,523	5,045(2)	10,090		169,008
	2/20/25				1,261	5,045(3)	10,090		148,928
Mr. Gilbert		104,000	208,000	416,000
	2/20/25							4,179	139,997
	2/20/25				1,941	3,881(2)	7,762		130,014
	2/20/25				971	3,881(3)	7,762		114,567

(1)
Represents potential threshold, target and maximum payout opportunities for financial performance in calendar year 2025 under the annual cash incentive plan.

(2)
Reflects performance-based restricted stock units that generally vest on the third anniversary of the grant date based on the level of achievement of performance goals relating to 3-year average return on invested capital, or earlier upon the death, disability or retirement of the executive after reaching age 65, or upon a change in control in which the successor company does not assume or otherwise equitably convert the awards.

(3)
Reflects performance-based restricted stock units that generally vest on the third anniversary of the grant date based on the level of achievement of performance goals relating to relative total shareholder return (TSR), or earlier upon the death, disability or retirement of the executive after reaching age 65, or upon a change in control in which the successor company does not assume or otherwise equitably convert the awards. Shares earned based on achievement of the TSR metric are subject to a one-year post-vesting holding period during which a participant may not sell or transfer such shares except by will, the laws of descent and distribution or pursuant to a domestic relations order.

(4)
Reflects time-based restricted stock units that generally vest in equal installments on the first three anniversaries of the grant date, or earlier upon the death, disability or retirement of the executive after reaching age 65, or upon a change in control in which the successor company does not assume or otherwise equitably convert the awards.

(5)
Reflects the aggregate grant date fair value of the award determined in accordance with FASB ASC Topic 718. Grant date fair value for the time-based restricted stock units is based on the closing market price of the Company’s common stock on the day prior to the grant date. Grant date fair value for the performance-based restricted stock units that vest based on the 3-year average return on invested capital performance metric is based on the closing market price of the Company’s common stock on the day prior to the grant date and the probable outcome of performance-based conditions at the time of grant. Grant date fair value for the performance-based restricted stock units with a TSR performance condition are determined using a Monte Carlo simulation model.

41    Astec Industries, Inc.    |    Notice of Annual Meeting and Proxy Statement 2026
Outstanding Equity Awards at December 31, 2025
This table discloses outstanding stock awards for the named executive officers as of December 31, 2025.

	Stock Awards
Name	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(16)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(16)
Mr. van der Merwe	5,165(1)	223,742	22,786(5)	987,089
	21,009(2)	910,099	31,354(6)	1,358,273
	25,722(3)	1,114,256	71,654(7)	3,104,053
Mr. Harris	2,812(14)	121,837	4,197(15)	181,812
	8,465(4)	366,695	23,582(8)	1,021,551
Mr. Norris	1,396(1)	60,467	6,152(5)	266,488
	3,909(2)	169,328	5,833(6)	252,679
	4,232(4)	183,348	11,792(8)	510,820
Mr. Snyman	837(9)	36,242	3,694(11)	160,026
	1,674(10)	72,528	—	—
	5,082(2)	220,149	7,583(6)	328,510
	5,502(4)	238,365	15,328(8)	664,026
Mr. Gilbert	3,244(12)	140,527	4,841(13)	209,730
	4,232(4)	183,348	11,792(8)	510,820

(1)
Reflects restricted stock units that were granted on February 27, 2023, and vest in equal installments on the first three anniversaries of the grant date, or earlier upon the death, disability, or retirement of the executive after reaching age 65, or upon a change in control in which the successor company does not assume or otherwise equitably convert the awards.

(2)
Reflects restricted stock units that were granted on February 26, 2024, and vest in equal installments on the first three anniversaries of the grant date, or earlier upon the death, disability, or retirement of the executive after reaching age 65, or upon a change in control in which the successor company does not assume or otherwise equitably convert the awards.

(3)
Reflects restricted stock units that were granted on February 21, 2025, and vest in equal installments on the first three anniversaries of the grant date, or earlier upon the death, disability, or retirement of the executive after reaching age 65, or upon a change in control in which the successor company does not assume or otherwise equitably convert the awards.

(4)
Reflects restricted stock units that were granted on February 20, 2025, and vest in equal installments on the first three anniversaries of the grant date, or earlier upon the death, disability, or retirement of the executive after reaching age 65, or upon a change in control in which the successor company does not assume or otherwise equitably convert the awards.

(5)
Reflects performance-based restricted stock units that were granted on February 27, 2023, and vest on the third anniversary of the grant date based on the level of achievement of performance goals relating to average return on invested capital and total shareholders return, or earlier upon the death, disability or retirement of the executive after reaching age 65, or upon a change in control in which the successor company does not assume or otherwise equitably convert the awards. The performance period was completed as of December 31, 2025, and amounts reported here reflect actual levels of achievement of the performance goals, resulting in a payout of 120% of the target award being earned with respect to the average return on invested capital performance goal, and 87% of the target award being earned with respect to the total shareholder return performance goal.

(6)
Reflects performance-based restricted stock units that were granted on February 26, 2024, and vest on the third anniversary of the grant date based on the level of achievement of performance goals relating to average return on invested capital and total shareholders return, or earlier upon the death, disability or retirement of the executive after reaching age 65, or upon a change in control in which the successor company does not assume or otherwise equitably convert the awards. Amounts reported here reflect below threshold level of achievement of the average return on invested capital performance goal, which would result in 0% of the target award being earned, and maximum level of achievement of the total shareholder return performance goal, which would result in 200% of the target award being earned.

(7)
Reflects performance-based restricted stock units that were granted on February 21, 2025, and vest on the third anniversary of the grant date based on the level of achievement of performance goals relating to average return on invested capital and total shareholders return, or earlier upon the death, disability or retirement of the executive after reaching age 65, or upon a change in control in which the successor company does not assume or otherwise equitably convert the awards. Amounts reported here reflect target level of achievement of the average return on invested capital performance goal, which would result in 100% of the target award being earned, and maximum level of achievement of the total shareholder return performance goal, which would result in 200% of the target award being earned.

(8)
Reflects performance-based restricted stock units that were granted on February 20, 2025, and vest on the third anniversary of the grant date based on the level of achievement of performance goals relating to average return on invested capital and total shareholders return, or earlier upon the death,

42    Astec Industries, Inc.    |    Notice of Annual Meeting and Proxy Statement 2026
disability or retirement of the executive after reaching age 65, or upon a change in control in which the successor company does not assume or otherwise equitably convert the awards. Amounts reported here reflect target level of achievement of the average return on invested capital performance goal, which would result in 100% of the target award being earned, and maximum level of achievement of the total shareholder return performance goal, which would result in 200% of the target award being earned.
(9)
Reflects restricted stock units that were granted on August 15, 2023, and vest in equal installments on February 27, 2024, 2025 and 2026, or earlier upon the death, disability, or retirement of the executive after reaching age 65, or upon a change in control in which the successor company does not assume or otherwise equitably convert the awards.

(10)
Reflects restricted stock units that were granted on August 15, 2023, and vest in equal installments on the first three anniversaries of the grant date, or earlier upon the death, disability, or retirement of the executive after reaching age 65, or upon a change in control in which the successor company does not assume or otherwise equitably convert the awards.

(11)
Reflects performance-based restricted stock units that were granted on August 15, 2023, and vest on February 27, 2026, based on the level of achievement of performance goals relating to average return on invested capital and total shareholders return, or earlier upon the death, disability or retirement of the executive after reaching age 65, or upon a change in control in which the successor company does not assume or otherwise equitably convert the awards. The performance period was completed as of December 31, 2025, and amounts reported here reflect actual levels of achievement of the performance goals, resulting in a payout of 120% of the target award being earned with respect to the average return on invested capital performance goal, and 87% of the target award being earned with respect to the total shareholder return performance goal.

(12)
Reflects restricted stock units that were granted on May 15, 2024 and vest in equal installments on February 26, 2025, 2026, and 2027 or earlier upon the death, disability, or retirement of the executive after reaching age 65, or upon a change in control in which the successor company does not assume or otherwise equitably convert the awards.

(13)
Reflects performance-based restricted stock units that were granted on May 15, 2024, and vest on February 26, 2027, based on the level of achievement of performance goals relating to average return on invested capital and total shareholders return, or earlier upon the death, disability or retirement of the executive after reaching age 65, or upon a change in control in which the successor company does not assume or otherwise equitably convert the awards. Amounts reported here reflect below threshold level of achievement of the average return on invested capital performance goal, which would result in 0% of the target award being earned, and maximum level of achievement of the total shareholder return performance goal, which would result in 200% of the target award being earned.

(14)
Reflects restricted stock units that were granted on November 15, 2024 and vest in equal installments on February 26, 2025, 2026, and 2027 or earlier upon the death, disability, or retirement of the executive after reaching age 65, or upon a change in control in which the successor company does not assume or otherwise equitably convert the awards.

(15)
Reflects performance-based restricted stock units that were granted on November 15, 2024, and vest on February 26, 2027, based on the level of achievement of performance goals relating to average return on invested capital and total shareholders return, or earlier upon the death, disability or retirement of the executive after reaching age 65, or upon a change in control in which the successor company does not assume or otherwise equitably convert the awards. Amounts reported here reflect below threshold level of achievement of the average return on invested capital performance goal, which would result in 0% of the target award being earned, and maximum level of achievement of the total shareholder return performance goal, which would result in 200% of the target award being earned.

(16)
Reflects the value calculated by multiplying the number of restricted stock units by $43.32, which was the closing price of our common stock on December 31, 2025.

Option Exercises and Stock Vested in 2025
This table provides information regarding the vesting of restricted stock units held by the named executive officers during calendar year 2025.

	Stock Awards (RSUs)
Name	Number of shares acquired upon vesting	Value realized on vesting(1)
Mr. van der Merwe	16,765	$551,416
Mr. Harris	1,368	$42,641
Mr. Norris	4,281	$144,081
Mr. Snyman	4,895	$179,659
Mr. Gilbert	1,578	$49,197

(1)
Value realized represents the fair market value of the shares on the vesting date.

43    Astec Industries, Inc.    |    Notice of Annual Meeting and Proxy Statement 2026
Nonqualified Deferred Compensation for the Year Ended December 31, 2025

Name	Plan Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)(1)	Aggregate Earnings (Losses) in Last FY ($)(2)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)
Mr. van der Merwe	SERP	—	130,139	143,715	—	946,474
Mr. Harris	—	—	—	—	—	—
Mr. Norris(3)	SERP	—	58,683	70,759	—	495,983
Mr. Snyman(3)	—	—	—	—	—	—
Mr. Gilbert(3)	—	—	—	—	—	—

(1)
Reflects the annual Company contributions made to the Supplemental Executive Retirement Plan (SERP) accounts of the named executive officers in an amount equal to 10% of the executive’s total cash compensation, as defined in the plan. These amounts are reflected in the Summary Compensation Table in the “All Other Compensation” column for 2025.

(2)
Reflects the aggregate earnings (losses) credited to the executive’s account during calendar year 2025, which include interest and other earnings based on the investment elections of the executive. All investment elections provide market returns and there were no preferential or above-market earnings that would be required to be included in the Summary Compensation Table in the “Change in Pension Value and Nonqualified Deferred Compensation Earnings” column.

(3)
Mr. Harris, Mr. Snyman and Mr. Gilbert are not eligible for SERP as of year-end December 31, 2025.

The Astec Industries, Inc. Supplemental Executive Retirement Plan (SERP) provides a fully vested retirement benefit to our named executive officers upon their termination of employment with the Company.
During a participant’s employment, the Company contributes 10%, unless specified otherwise by the Board, of such participant’s compensation (which includes base salary and annual cash incentive awards but excludes certain amounts, such as an amount realized from the granting or vesting of restricted stock units) to each named executive officer’s SERP account. This amount is credited with earnings or losses based on the rate of return on the participant’s investment elections, which include money market funds, mutual funds, and Company common stock, and are generally the same investment choices available under our 401(k) plan.
Upon separation from service, the Company will pay the participant a single lump sum in cash equal to the amount in his or her SERP account or a participant may elect to receive payment in annual installments, not to exceed 10 years. If a participant dies before receiving the lump sum payment, or, in the case of an annual installment election, before receiving all installments, the SERP account balance will be distributed to his or her survivor in a single lump sum as soon as practicable following the participant’s death. Accelerated withdrawal is not permitted except in certain limited circumstances specified in the plan. The Company may terminate the SERP at any time but must pay participants the account value as determined under the SERP.
The Astec Industries, Inc. Deferred Compensation Plan is a nonqualified deferred compensation plan pursuant to which the named executive officers and other eligible participants may elect to defer between 10% and 75% of their base compensation and between 10% and 100% of their annual incentive bonus. Deferral elections for compensation earned in a calendar year are due by the December 31st of the preceding calendar year and are irrevocable. These deferral elections are for the base compensation and bonus earned during that year, even if the amounts are actually payable in the following year. Deferrals of equity compensation or severance are not permitted, and a separate election is required for each year. The plan does not provide for any form of company contribution, and participants are at all times fully vested in their account balance. Deferrals are held for each participant in separate individual accounts in an irrevocable rabbi trust. Deferred amounts are credited with earnings or losses based on the rate of return of investment funds selected by the executive, which the executive may change at any time. Participants are able to elect a distribution event for each year’s deferrals, which could be either (i) the date the participant reaches age 65, (ii) the first day of the seventh month following the participant’s separation from service, or (iii) a specific date elected by the participant, which must be at least two full years after the end of the year for which deferrals are made. Participants may also make an election regarding payment terms, which may be either a lump sum, or any whole number of annual installments from two to ten. While elections regarding time and form of payment are generally irrevocable, participants are permitted to change these elections provided the change is made at least one year before the payment event and provided the commencement of benefits is delayed by at least five years. If a participant dies before receiving the full value of the deferral account balances, the participant’s beneficiary receives the full value of the participant’s account in a lump sum no later than the last day of the calendar year following the year in which the participant’s death occurs. The plan does not provide for hardship withdrawals, but does allow limited accelerations of payment under certain events permitted by the Internal Revenue Code, including satisfaction of federal, state, or local ethics requirements, payment of certain tax obligations, and satisfaction of limited debt obligations to the Company as permitted by law. The plan does not expressly contemplate payment on a change in control of the Company, though applicable law would generally permit the Company to terminate and distribute the plan in full within 30 days before or 12 months following a change in control.
Potential Payments upon Termination, Resignation or Change-in-Control

This section describes, and sets forth quantitative disclosure with respect to, payments and benefits to which our named executive

44    Astec Industries, Inc.    |    Notice of Annual Meeting and Proxy Statement 2026
officers would have been entitled if their employment had terminated on December 31, 2025, under various circumstances.
Severance Plan
Under the Executive and Key Employee Severance Plan (the “Severance Plan”), which was adopted by the Company in December 2024, if a participating executive’s employment is terminated by the Company without cause or by the participant for good reason (as such terms are defined in the Severance Plan), and the termination does not occur within the 24-month period following a change in control of the Company, the participant will be entitled to certain severance payments and benefits (“Regular Severance Benefits”). The Regular Severance Benefits include cash payments of the following amounts: (1) a pro rata annual bonus based on the lesser of target or actual level of achievement of all relevant performance measures (but only if the termination date occurs during the second half of a fiscal year), (2) a severance payment equal to 2.0 times, in the case of a Tier I Participant, or 1.0 times, in the case of a Tier II Participant, the participant’s base salary and target annual bonus, and (3) a payment equal to the Company’s cost to provide group health benefits to the participant for 24 months, in the case of a Tier I Participant, or 12 months, in the case of a Tier II Participant (based on group health benefits sponsored by the Company and maintained by the participant as of the termination date). In addition, a pro rata portion of the participant’s outstanding performance-based stock awards for which at least 12 months of the relevant performance period has elapsed as of the termination date will be deemed vested and earned based on the lesser of target or actual level of achievement of all relevant performance measures as of the end of the regular performance period. The participant will also be eligible for up to $10,000 of outplacement services for 12 months following the termination date.
If a participating executive’s employment is terminated by the Company without cause or by the participant for good reason, and the termination occurs within the 24-month period following a change in control of the Company, the participant will be entitled to certain severance payments and benefits (“Change in Control Severance Benefits”). The Change in Control Severance Benefits include lump sum cash payments of the following amounts: (1) a pro rata target annual bonus, (2) a severance payment equal to 3.0 times, in the case of a Tier I Participant, or 2.0 times, in the case of a Tier II Participant, the participant’s base salary and target annual bonus, and (3) a payment equal to the Company’s cost to provide group health benefits to the participant for 36 months, in the case of a Tier I Participant, or 24 months, in the case of a Tier II Participant (based on group health benefits sponsored by the Company and maintained by the participant as of the termination date). In addition, all of the participant’s outstanding stock options, restricted stock units and other stock awards with time-based vesting restrictions will become vested and exercisable, and the level of achievement of all performance goals relating to the participant’s outstanding performance-based stock awards will be based on an assumed level of achievement at “target” level. The participant will also be eligible for up to $25,000 of outplacement services for 12 months following the termination date
As a condition to receiving Regular Severance Benefits or Change in Control Severance Benefits, a participant must enter into a restrictive covenant agreement that includes non-competition, customer non-solicitation and employee non-recruitment provisions, that will apply for a period of 12 months, in the case of a Tier I Participant, or eight months, in the case of a Tier II Participant, following the participant’s termination of employment.

45    Astec Industries, Inc.    |    Notice of Annual Meeting and Proxy Statement 2026
The following table sets forth the estimated payments and benefits to each of the named executive officers if their employment with the Company had been terminated under various circumstances as of December 31, 2025.
Named Executive Officer	Involuntary Termination, without a Change in Control ($)	Involuntary Termination in connection with Change in Control ($)	Termination Due to Retirement, Death or Disability (S)
Mr. van der Merwe
Cash Severance	3,400,000(1)	5,100,000(2)	—
Payment for Health Benefits	54,800(3)	82,201(4)	—
Value of Equity Acceleration		6,333,812(5)	6,333,812(5)
Value of Continued Vesting	2,055,109(5)
Outplacement Services	10,000	25,000	—
Total	5,519,909	11,541,013	6,333,812
Mr. Harris
Cash Severance	935,000(1)	1,870,000(2)	—
Payment for Health Benefits	19,601(3)	39,201(4)	—
Value of Equity Acceleration		1,351,437(5)	1,351,437(5)
Value of Continued Vesting	264,342(5)
Outplacement Services	10,000	25,000	—
Total	1,228,943	3,285,638	1,351,437
Mr. Norris
Cash Severance	707,200(1)	1,414,400(2)	—
Payment for Health Benefits	27,400(3)	54,800(4)	—
Value of Equity Acceleration		1,184,072(5)	1,184,071(5)
Value of Continued Vesting	422,327(5)
Outplacement Services	10,000	25,000
Total	1,166,927	2,678,272	1,184,071
Mr. Snyman
Cash Severance	744,000(1)	1,488,000(2)	—
Payment for Health Benefits	16,687(3)	33,373(4)	—
Value of Equity Acceleration		1,445,341(5)	1,445,341(5)
Value of Continued Vesting	414,604(5)
Outplacement Services	10,000	25,000
Total	1,185,291	2,991,714	1,445,341
Mr. Gilbert
Cash Severance	624,000(1)	1,248,000(2)	—
Payment for Health Benefits	31,061(3)	62,122(4)	—
Value of Equity Acceleration		874,196(5)	874,196(5)
Value of Continued Vesting	212,144(5)
Outplacement Services	10,000	25,000	—
Total	877,205	2,209,318	874,196

(1)
Reflects severance payment equal to 2.0 times, in the case of Mr. van der Merwe, or 1.0 times, in the case of the other executive officers, the executive’s base salary and target annual bonus.

(2)
Reflects severance payment equal to 3.0 times, in the case of Mr. van der Merwe, or 2.0 times, in the case of the other named executive officers, the executive’s base salary and target annual bonus.

(3)
Reflects payment equal to the cost of health coverage for 24 months in the case of Mr. van der Merwe, or 12 months in the case of the other executive officers.

(4)
Reflects cash payment equal to the cost of health coverage for 36 months in the case of Mr. van der Merwe, or 24 months in the case of the other executive officers.

(5)
Reflects the value (based upon the fair market value of Company common stock on December 31, 2025) of unvested RSUs and PSUs that vest upon the designated event.

46    Astec Industries, Inc.    |    Notice of Annual Meeting and Proxy Statement 2026
The amounts shown in the table above do not include payments and benefits to the extent they are provided on a non-discriminatory basis to salaried employees generally upon termination of employment including accrued salary, vacation pay, regular pension benefits, welfare benefits and 401(k) and nonqualified deferred compensation distributions. Amounts that would be distributed pursuant to our SERP for retirement eligible executives are indicated in the Nonqualified Deferred Compensation Plan table above.
Ratio of Chief Executive Officer to Median Employee Compensation in 2025
The CEO pay ratio figures below are a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K under the Exchange Act.
To determine our median employee pay, we considered all employees of the Company and its consolidated subsidiaries as of December 31, 2025. We chose actual year-to-date total gross pay (which included base pay, commissions, overtime payments, bonuses, stock incentive award vesting during the year) as our consistently applied compensation measure utilized in the determination. We did not annualize compensation for employees who commenced work during 2025.
Using this methodology, we identified the median employee and then determined the median employee’s total annual compensation in accordance with the rules that apply to named executive officers in the Summary Compensation Table. The total annual compensation of our median employee was $73,615. The total annual compensation of our CEO was $4,030,731. Accordingly, the ratio of CEO pay to median employee pay was 55:1.

47    Astec Industries, Inc.    |    Notice of Annual Meeting and Proxy Statement 2026
COMPENSATION COMMITTEE REPORT
The Compensation Committee of the Company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025 and in this proxy statement.
COMPENSATION COMMITTEE
Linda I. Knoll, Chair
Tracey H. Cook
Mark J. Gliebe
Jeffrey T. Jackson
This Report of the Compensation Committee shall not be deemed to be incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, and shall not otherwise be deemed filed under such acts.

48    Astec Industries, Inc.    |    Notice of Annual Meeting and Proxy Statement 2026
PAY VERSUS PERFORMANCE DISCLOSURE
Provided below is the Company’s “pay versus performance” disclosure as required pursuant to Item 402(v) of Regulation S-K promulgated under the Exchange Act. As required by Item 402(v), we have included:
●
A list of the most important measures that our Compensation Committee used in 2025 to link a measure of pay calculated in accordance with Item 402(v) (referred to as “compensation actually paid”, or CAP) to Company performance.

●
A table that compares the total compensation of our named executive officers’ (“NEOs”) as presented in the Summary Compensation Table (“SCT”) to CAP and that compares CAP to specified performance measures; and

●
Graphs that describe:

◦
the relationships between CAP and our cumulative total shareholder return (“TSR”), GAAP Net Income, and our Company selected measure, of Adjusted Earnings Before Interest, Taxes, Depreciation, and Amortization (EBITDA).

◦
the relationship between our TSR and the TSR of the S&P 600 SmallCap Industrials Sector (“Peer Group TSR”).

Salary, Bonus, Non-Equity Incentive Plan Compensation, Nonqualified Deferred Compensation Earnings and All Other Compensation are each calculated in the same manner for purposes of both CAP and SCT. The table below shows the primary difference between the calculation of CAP and SCT total compensation:
	SCT Total	CAP
Stock Awards	Grant date fair value of stock awards granted during the year	Year over year change in the fair value of stock awards that are unvested as of the end of the year, or vested or were forfeited during the year(1)

(1)
Includes any dividends paid on equity awards in the fiscal year prior to the vesting date that are not otherwise reflected in the fair value of such award.

This disclosure has been prepared in accordance with Item 402(v) and does not necessarily reflect value actually realized by the executives or how our Committee evaluates compensation decisions in light of Company or individual performance. In particular, our Committee has not used CAP as a basis for making compensation decisions, nor does it use GAAP Net Income or Peer Group TSR for purposes of determining incentive compensation. Please refer to our Compensation Discussion and Analysis for a discussion of our executive compensation program objectives and the ways in which we align executive compensation pay with performance.
Our Most Important Metrics Used for Linking Pay and Performance.   As required by Item 402(v), below are the most important metrics our Committee used to link executive pay to performance for 2025. Our stock price performance, as reflected by our absolute TSR, directly impacts the value of the equity compensation awards we grant to executive officers. Each of the other metrics below are used for purposes of determining payouts under either our annual executive cash incentive program or our executive long-term incentive program.
●
Adjusted EBITDA

●
Relative TSR compared to a custom comparator group

●
Adjusted ROIC

●
Working Capital Turnover

Adjusted EBITDA is believed to correlate strongly with shareholder returns. Accordingly, Adjusted EBITDA is the Company-selected measure included in the table and graphs that follow.

49    Astec Industries, Inc.    |    Notice of Annual Meeting and Proxy Statement 2026
Pay Versus Performance Table

In accordance with Item 402(v), we provide below the tabular disclosure for the Company’s President and Chief Executive Officers (our Principal Executive Officers (“PEO”)) and the average of our NEOs other than the PEO for 2025, 2024, 2023, 2022 and 2021. The Compensation Committee did not consider the pay versus performance disclosure below in making its pay decisions for any of the years shown.
Year (a)	Summary Compensation Table Total for First PEO(1) ($) (b)	Summary Compensation Table Total for Second PEO(1) ($) (b)	Compensation Actually Paid to First PEO(1)(2)(3) ($) (c)	Compensation Actually Paid to Second PEO(1)(2)(3) ($)” (c)	Average Summary Compensation Table Total for Non-PEO NEOs(1) ($) (d)	Average Compensation Actually Paid to Non-PEO NEOs(1)(2)(3) ($) (e)	Value of Initial Fixed $100 Investment based on:(4)		Net Income ($ Millions)(5) (h)	Adjusted EBITDA(6) ($ Millions) (i)
							TSR ($) (f)	Peer Group TSR ($) (g)
2025		4,030,731		5,688,344	1,295,664	1,605,234	79.28	200.50	38.8	124.0
2024		3,664,088		3,151,809	840,265	545,756	60.72	176.19	4.1	111.8
2023	3,527,606	3,317,927	2,077,031	3,166,225	1,365,714	983,058	66.27	150.38	33.7	110.0
2022	4,245,485		1,009,177		1,211,633	394,458	71.49	114.07	(0.6)	70.8
2021	3,469,725		4,281,031		1,160,498	1,377,772	120.46	125.90	15.9	65.1

(1)
Barry A. Ruffalo was our only PEO for 2021 and 2022, and served as our PEO through January 6, 2023 (“First PEO”). Jaco van der Merwe was our PEO as of January 6, 2023 (“Second PEO”) through 2025. The individuals comprising the Non-PEO NEOs for each year presented are listed below.

2021	2022	2023	2024	2025
Rebecca A. Weyenberg	Rebecca A. Weyenberg	Rebecca A. Weyenberg	Rebecca A. Weyenberg	Brian Harris
Timothy A. Averkamp	Timothy A. Averkamp	Timothy A. Averkamp	Barend Snyman	Barend Snyman
Jaco G. van der Merwe	Jaco G. van der Merwe	Barend Snyman	Michael Norris	Michael Norris
Anshu Pasricha	Anshu Pasricha	Anshu Pasricha	Heinrich Jonker	Terrell Gilbert
		Michael Norris	Brian Harris
Terrell Gilbert

(2)
The amounts shown for Compensation Actually Paid have been calculated in accordance with Item 402(v) of Regulation S-K and do not reflect compensation actually earned, realized, or received by the Company’s NEOs. These amounts reflect the Summary Compensation Table Total with certain adjustments as described in footnote 3 below.

(3)
Compensation Actually Paid reflects the exclusions and inclusions of certain amounts for the PEOs and the Non-PEO NEOs as set forth below. Equity values are calculated in accordance with FASB ASC Topic 718. Amounts in the Exclusion of Stock Awards column are the totals from the Stock Awards column set forth in the Summary Compensation Table.

Year	Summary Compensation Table Total for Second PEO ($)	Exclusion of Stock Awards for Second PEO ($)	Inclusion of Equity Values for Second PEO ($)	Compensation Actually Paid to Second PEO ($)
2025	4,030,731	(2,244,370)	3,901,983	5,688,344
Year	Average Summary Compensation Table Total for Non-PEO NEOs ($)	Average Exclusion of Stock Awards for Non-PEO NEOs ($)	Average Inclusion of Equity Values for Non-PEO NEOs ($)	Average Compensation Actually Paid to Non-PEO NEOs ($)
2025	1,295,664	(509,555)	819,125	1,605,234

50    Astec Industries, Inc.    |    Notice of Annual Meeting and Proxy Statement 2026
The amounts in the Inclusion of Equity Values in the tables above are derived from the amounts set forth in the following tables:
Year	Year-End Fair Value of Equity Awards Granted During Year That Remained Unvested as of Last Day of Year for Second PEO ($)	Change in Fair Value from Last Day of Prior Year to Last Day of Year of Unvested Equity Awards for Second PEO ($)	Vesting-Date Fair Value of Equity Awards Granted During Year that Vested During Year for Second PEO ($)	Change in Fair Value from Last Day of Prior Year to Vesting Date of Unvested Equity Awards that Vested During Year for Second PEO ($)	Fair Value at Last Day of Prior Year of Equity Awards Forfeited During Year for Second PEO ($)	Total — Inclusion of Equity Values for Second PEO ($)
2025	3,462,914	405,213		33,856		3,901,983
Year	Average Year-End Fair Value of Equity Awards Granted During Year That Remained Unvested as of Last Day of Year for Non-PEO NEOs ($)	Average Change in Fair Value from Last Day of Prior Year to Last Day of Year of Unvested Equity Awards for Non-PEO NEOs ($)	Average Vesting-Date Fair Value of Equity Awards Granted During Year that Vested During Year for Non-PEO NEOs ($)	Average Change in Fair Value from Last Day of Prior Year to Vesting Date of Unvested Equity Awards that Vested During Year for Non-PEO NEOs ($)	Average Fair Value at Last Day of Prior Year of Equity Awards Forfeited During Year for Non-PEO NEOs ($)	Total — Average Inclusion of Equity Values for Non-PEO NEOs ($)
2025	757,455	51,109		10,561		819,125

(4)
The Peer Group TSR set forth in this table utilizes the S&P 600 SmallCap Industrials index, which we also utilize in the stock performance graph required by Item 201(e) of Regulation S-K included in our Annual Report for the year ended December 31, 2025. The comparison assumes $100 was invested for the period starting December 31, 2020, through the end of the listed year in the Company and in the S&P 600 SmallCap Industrials index, respectively. Historical stock performance is not necessarily indicative of future stock performance.

(5)
We determined Adjusted EBITDA to be the most important financial performance measure used to link Company performance to Compensation Actually Paid to our Second PEO and Non-PEO NEOs in 2025. Adjusted EBITDA is a non-GAAP measure, and disclosure as to how it is calculated from our audited financial statements is provided above under the caption “Compensation Discussion and Analysis — Elements of Our Compensation Program — Annual Cash Incentive Compensation.”

51    Astec Industries, Inc.    |    Notice of Annual Meeting and Proxy Statement 2026
Relationship Between Compensation Actually Paid and Company and Peer Group Total Shareholder Return (“TSR”)
The following chart sets forth the relationship between Compensation Actually Paid to our PEOs, the average of Compensation Actually Paid to our Non-PEO NEOs, and the Company’s — cumulative TSR over the five most recently completed fiscal years and the Peer Group’s over the same period.
PEO and Average Non-PEO NEO Compensation Actually Paid Versus TSR

52    Astec Industries, Inc.    |    Notice of Annual Meeting and Proxy Statement 2026
Relationship Between Compensation Actually Paid and Net Income
The following chart sets forth the relationship between Compensation Actually Paid to our PEOs, the average of Compensation Actually Paid to our Non-PEO NEOs, and our Net Income during the five most recently completed fiscal years.
PEO and Average Non-PEO NEO Compensation Actually Paid Versus Net Income
Relationship Between Compensation Actually Paid and Adjusted EBITDA
The following chart sets forth the relationship between Compensation Actually Paid to our PEOs, the average of Compensation Actually Paid to our Non-PEO NEOs, and our Adjusted EBITDA during the five most recently completed fiscal years.
PEO and Average Non-PEO NEO Compensation Actually Paid Versus Adjusted EBITDA

53    Astec Industries, Inc.    |    Notice of Annual Meeting and Proxy Statement 2026
List of Most Important Financial Performance Measures
The following are the financial performance measures that the Company considers the most important in linking Compensation Actually Paid to our Second PEO and other NEOs for 2025 to Company performance.
Adjusted EBITDA
Return on Invested Capital
Relative TSR
Working Capital Turnover

54    Astec Industries, Inc.    |    Notice of Annual Meeting and Proxy Statement 2026
Equity Compensation Plan Information

The following table provides information about our equity compensation plans as of December 31, 2025 (in thousands, except weighted average share price):
	(a)	(b)	(c)
Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights(3)	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights(4)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Equity compensation plans approved by security holders(1)	811	$—	1,224
Equity compensation plans not approved by security holders(2)	19	—	0
Total	830	$—	1,224

(1)
Our 2025 Equity Incentive Plan and our 2021 Equity Incentive Plan (no additional awards may be granted under the 2021 Plan).

(2)
Our Amended and Restated Non-Employee Directors Stock Incentive Plan.

(3)
Includes only restricted stock units, performance stock units and deferred stock units outstanding under equity compensation plans, as no options, stock warrants or other rights were outstanding as of December 31, 2025.

(4)
Restricted stock units, performance stock units and deferred stock units do not have an associated exercise price. As such, these awards are not reflected in Column (b).

Equity Compensation Plans Not Approved by Security Holders

Our Amended and Restated Non-Employee Directors Compensation Plan provides that annual retainers payable to our non-employee directors will be paid in the form of cash, unless the director elects to receive the annual retainer in the form of common stock, which may, at the director’s option, be received on a deferred basis. If the director elects to receive Common Stock, whether on a current or deferred basis, the number of shares to be received is determined by dividing the dollar value of the annual retainer by the fair market value of the Common Stock on the date the retainer is payable. If the director elects to defer the issuance of Common Stock awards, they are entitled to dividend equivalents, which are subject to the same forfeiture, transfer restrictions and deferral terms as apply to the award to which they relate.

55    Astec Industries, Inc.    |    Notice of Annual Meeting and Proxy Statement 2026
PROPOSAL 2: ADVISORY
VOTE ON EXECUTIVE
COMPENSATION
This proposal provides our shareholders with the opportunity to cast an advisory vote on the compensation of the Company’s named executive officers (commonly known as a “say-on-pay” proposal), as required by Section 14A of the Exchange Act. The Board has determined to hold such “say-on-pay” advisory votes on an annual basis.
As discussed in the Compensation Discussion and Analysis, we have designed our executive compensation program to attract and retain key executives who are critical to our future success and the creation of shareholder value. We believe that both short-term and long-term incentive compensation opportunities provided to executive officers are directly aligned with our performance, and that our compensation program is structured to ensure that a significant portion of executives’ compensation opportunities is directly related to achievement of financial and operational goals and other factors that impact shareholder value.
The Board invites you to review carefully the Compensation Discussion and Analysis and the tabular and other disclosures relating to Executive Compensation in this Proxy Statement, and to cast a vote to approve the Company’s executive compensation programs through the following resolution:
“Resolved, that the shareholders approve the compensation of the Company’s named executive officers, including the Company’s compensation philosophy, practices and principles, as discussed and disclosed in the Compensation Discussion and Analysis, the executive compensation tables and any narrative compensation disclosure contained in this Proxy Statement.”
While the vote does not bind the Board to any particular action, the Board values the input of our shareholders and will consider the outcome of this vote in future compensation decisions.
THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE APPROVAL OF THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS.

56    Astec Industries, Inc.    |    Notice of Annual Meeting and Proxy Statement 2026
PROPOSAL 3: RATIFICATION
OF APPOINTMENT OF
INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM
The Audit Committee has appointed Deloitte & Touche LLP (“Deloitte”) as our independent registered public accounting firm to audit our financial statements for the year ending December 31, 2026. The Board of Directors recommends ratification of the Audit Committee’s appointment of Deloitte.
The selection of Deloitte as our independent registered public accounting firm is not required to be submitted to a vote of our shareholders for ratification; however, we are submitting the appointment of Deloitte to the Company’s shareholders for ratification as a matter of good corporate practice and in order to provide a method by which shareholders may communicate their opinion to the Audit Committee. The Sarbanes-Oxley Act of 2002 requires that the Audit Committee be directly responsible for the appointment, compensation and oversight of our independent registered public accounting firm. If our shareholders fail to vote on an advisory basis in favor of the selection, the Audit Committee will reconsider whether to retain Deloitte and may retain that firm or another firm without re-submitting the matter to our shareholders. Even if our shareholders ratify the appointment, the Audit Committee may, in its discretion, direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in our best interests and the interests of our shareholders.
A representative of Deloitte is expected to be present at the Annual Meeting. The representative will be given an opportunity to make a statement if desired and will be available to respond to stockholder questions.
THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE RATIFICATION OF DELOITTE & TOUCHE LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR CALENDAR YEAR 2026.

57    Astec Industries, Inc.    |    Notice of Annual Meeting and Proxy Statement 2026
REPORT OF THE
AUDIT COMMITTEE
Decisions and recommendations regarding the financial reporting procedures of the Company are made by the Audit Committee of the Board of Directors, which is comprised of Directors Cook, Gliebe, Jain and Shannon. The following report is not subject to incorporation by reference in any filings made by the Company with the SEC under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.
We, as a committee of the Board of Directors, oversee the Company’s financial reporting process on behalf of the Board of Directors. We operate under a written charter adopted by the Board of Directors. This report reviews the actions we have taken with regard to the Company’s financial reporting process during calendar year 2025 and the Company’s audited consolidated financial statements as of and for the year ended December 31, 2025 included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025.
In March 2004, the Board also designated us to serve as the Company’s Qualified Legal Compliance Committee, or QLCC, in accordance with SEC rules and regulations. In our capacity as the QLCC, we are responsible for handling reports of a material violation of the securities laws or a breach of a fiduciary duty by the Company, its officers, directors, employees, or agents. In our capacity as the QLCC, we have the authority and responsibility to inform the Company’s Chief Executive Officer of any violations. We can determine whether an investigation is necessary and can take appropriate action to address these reports. If an investigation is deemed necessary or appropriate, we have the authority to notify the Board, initiate an investigation and retain outside experts.
We are composed solely of independent directors, as that term is defined in Rule 5605(a)(2) of the Nasdaq Rules, and as independence for audit committee members is defined in the Nasdaq Rules. None of the committee members is or has been an officer or employee of the Company or any of its subsidiaries or has engaged in any business transaction or has any business or family relationship with the Company or any of its subsidiaries or affiliates. Ms. Cook, Mr. Gliebe and Mr. Shannon have been designated by the Board as our financial experts.
The Company’s management has the primary responsibility for the Company’s consolidated financial statements and reporting process, including the systems of internal controls. The Company’s outside auditors are responsible for performing an independent integrated audit of the Company’s consolidated financial statements in accordance with standards of the Public Company Accounting Oversight Board and issuing reports thereon. Our responsibility is to monitor and oversee these processes and to recommend annually to the Board of Directors the independent auditors to serve as the Company’s independent registered public accounting firm for the coming year. We have implemented procedures to ensure that during the course of each year, we devote the attention that we deem necessary or appropriate to fulfill our oversight responsibilities under our charter. To carry out our responsibilities, we met four times during calendar year 2025.
In fulfilling our oversight responsibilities, we reviewed and discussed with management the audited consolidated financial statements to be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, including a discussion of the quality (rather than just the acceptability) of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the consolidated financial statements.
We reviewed with the Company’s independent registered public accounting firm during calendar year 2025, Deloitte & Touche LLP (“Deloitte”), as to their judgments about the quality (rather than just the acceptability) of the Company’s accounting principles. We discussed with Deloitte the matters required to be discussed pursuant to Public Company Accounting Oversight Board AS No. 1301 (Communication with Audit Committees) and applicable SEC requirements. In addition, we discussed with Deloitte their independence from management and the Company, and we received and discussed with Deloitte the written disclosures and the letter from Deloitte required by the Public Company Accounting Oversight Board regarding their communications with us regarding their independence. We also considered whether the provision of services during calendar year 2025 by Deloitte that were unrelated to their audit of the consolidated financial statements referred to above and to their reviews of the Company’s interim consolidated financial statements during calendar year 2025 was compatible with maintaining Deloitte’s independence with respect to the time it was performing services for the Company.
Additionally, we discussed with the Company’s internal auditors and independent registered public accounting firm the overall scope and plan for their respective audits. We met with the Company’s independent registered public accounting firm, with and without management present, to discuss the results of their audits, their evaluations of the Company’s internal control over financial reporting and the overall quality of the Company’s financial reporting.

58    Astec Industries, Inc.    |    Notice of Annual Meeting and Proxy Statement 2026
In reliance on the reviews and discussions referred to above, we recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025 for filing with the Securities and Exchange Commission.
AUDIT COMMITTEE
Patrick S. Shannon, Chair
Tracey H. Cook
Mark J. Gliebe
Nalin Jain
March 13, 2026

59    Astec Industries, Inc.    |    Notice of Annual Meeting and Proxy Statement 2026
AUDIT MATTERS
Fees Paid to the Independent Registered Public Accounting Firm

The following table summarizes the fees for services rendered by Deloitte for the years ended December 31, 2025 and December 31, 2024.
	2025	2024
Audit Fees(1)	$3,247,000	$2,825,000
Audit-Related Fees	$—	$—
Tax Fees(2)	$108,000	$242,000
All Other Fees	$—	$—
Total	$3,355,000	$3,067,000

(1)
Audit fees include the aggregate fees billed for professional services rendered for the audits of the Company’s consolidated financial statements, of management’s assessment of internal controls over financial reporting and of the effectiveness of these controls included in its Form 10-K filings, for reviews of the Company’s quarterly condensed consolidated financial statements included in its Form 10-Q filings and for services that are normally provided by the independent registered public accounting firm in connection with regulatory filings for the relevant years, in each case, for the applicable year.

(2)
Tax fees primarily include fees associated with routine tax compliance and consulting services.

Audit Fee Approval

The Audit Committee is involved in the negotiations related to the fees paid to independent registered public accounting firm, and all audit-related, tax and other fees for services provided by Deloitte in 2025 and 2024 to the Company and disclosed in the table above were reviewed and pre-approved by the Audit Committee in accordance with its charter.
Audit Committee Pre-Approval Policy

Since October 24, 2002, the Company’s Audit Committee has approved all fees for audit and non-audit services of the Company’s independent registered public accounting firm prior to engagement. It is the policy of the Audit Committee, as set forth in the Audit Committee charter, to pre-approve, to the extent required by applicable law, all audit and non-audit services provided to the Company by its independent registered public accounting firm. In accordance with applicable law, the Audit Committee may delegate to one or more designated members of the Audit Committee the authority to grant the required pre-approvals, provided that the decisions of any member(s) to whom such authority is delegated to pre-approve an activity shall be presented to the full Audit Committee at its next regularly scheduled meeting. The Audit Committee has delegated to the Chair of the Audit Committee the authority to grant the required pre-approvals for any engagement that does not exceed one-hundred thousand dollars ($100,000).
Audit Committee Review

The Company’s Audit Committee has reviewed the services rendered and the fees billed by Deloitte for the years ended December 31, 2025 and December 31, 2024. The Audit Committee has determined that the services rendered, and the fees billed in each year that were not related to the audit of the Company’s consolidated financial statements are compatible with the independence of Deloitte as the Company’s independent registered public accounting firm.

60    Astec Industries, Inc.    |    Notice of Annual Meeting and Proxy Statement 2026
STOCK OWNERSHIP OF
CERTAIN BENEFICIAL
OWNERS AND MANAGEMENT
The following table sets forth certain information known to us with respect to beneficial ownership of Company’s Common Stock as of February 26, 2026, by the following individuals or groups:
●
each of our current directors, nominees for director, and Named Executive Officers individually;

●
all our directors and executive officers as a group; and

●
each person (or group of affiliated persons) known by us to own beneficially more than 5% of our outstanding Common Stock.

The percentage of beneficial ownership of Common Stock is based on 22,919,696 shares deemed outstanding as of February 26, 2026. In preparing the following table, we relied upon statements filed with the SEC by beneficial owners of more than 5% of the outstanding shares of our Common Stock pursuant to Section 13(d) or 13(g) of the Exchange Act, unless we knew or had reason to believe that the information contained in such statements was not complete or accurate, in which case we relied upon information that we considered to be accurate and complete. We have determined beneficial ownership in accordance with the rules of the SEC. Except as otherwise indicated, we believe, based on information furnished to us, that the beneficial owners of the Common Stock listed below have sole voting power and investment power with respect to the shares beneficially owned by them, subject to applicable community property laws.

Name and Address(l)	Shares Beneficially Owned(2)	Percent of Class
Directors, Nominees and Named Executive Officers:
Jaco van der Merwe	67,301	*
Michael P. Norris	14,520	*
Barend Snyman	7,786	*
Brian Harris	3,210	*
Terrell Gilbert	1,545	*
Tracey H. Cook	17,851(3)	*
William D. Gehl	40,569(3)(4)	*
Mark J. Gliebe	10,538(3)	*
Mary L. Howell	17,851(3)	*
Jeffrey T. Jackson	9,192(3)	*
Nalin Jain	10,552(3)	*
Linda I. Knoll	12,115(3)	*
Patrick S. Shannon	7,392(3)	*
James Winford	8,134(3)	*
All directors, nominees and executive officers as a group (14 persons)	228,556	0.99%
* Less than 1%
5% Shareholders
BlackRock, Inc.	3,744,541(5)	16.42%
Gabelli Funds, Inc.	1,771,629(6)	7.77%

(1)
Except as otherwise noted, the address of each beneficial owner listed in the table is c/o Astec Industries, Inc. at 1725 Shepherd Road, Chattanooga, Tennessee 37421.

(2)
The amounts of the Company’s Common Stock beneficially owned are reported on the basis of regulations of the Securities and Exchange Commission governing the determination of beneficial ownership of securities. The beneficial owner has both voting and dispositive power over the shares of Common Stock, unless otherwise indicated. As indicated, certain of the shares included are beneficially owned by the holders by virtue of their ownership of rights to acquire such shares pursuant to deferred stock rights and restricted stock units. Unless indicated in the table, the number of shares included in the table as beneficially owned by a director, nominee or officer does not exceed one percent of the Common Stock of the Company outstanding on February 26, 2026.

(3)
Includes 3,564 RSUs that convert to shares of Common Stock within 60 days of March 3, 2026.

(4)
Includes 19,051 deferred stock units, each of which represent the right to receive one share of Common Stock within 30 days of termination of service as a director.

61    Astec Industries, Inc.    |    Notice of Annual Meeting and Proxy Statement 2026
(5)
The number of shares reported and the information included in this footnote were derived from a Schedule 13G/A filed with the SEC on April 24, 2025 by BlackRock, Inc. According to the Schedule 13G/A, BlackRock, Inc. beneficially owns 3,744,541 shares, with sole dispositive power over 3,744,541 shares and sole voting power over 3,701,407 shares. The address for BlackRock, Inc. is 50 Hudson Yards, New York, NY 10001.

(6)
The number of shares reported and the information included in this footnote were derived from a Schedule 13D/A filed with the SEC on January 8, 2026 by Gabelli Funds LLC (“Gabelli”). According to the filing, Gabelli and certain of its affiliates beneficially own 1,771,629 shares, with sole voting and dispositive power over 1,771,629 shares and sole voting power over 1,744,829 shares. The address for Gabelli and its affiliates is One Corporate Center, Rye, New York 10580.

CERTAIN MATTERS RELATING
TO PROXY MATERIALS AND
ANNUAL REPORTS
The SEC’s rules permit us to deliver a single copy of the Notice, or a full set of the proxy materials (including the Proxy Statement, the Annual Report for calendar year 2025 and proxy card with postage-paid envelope), as applicable, to an address that two or more shareholders share. This method of delivery is referred to as “householding” and can significantly reduce our printing and mailing costs. It also reduces the volume of mail that you receive. We will deliver only one Notice, or a full set of the proxy materials (including the Proxy Statement, the Annual Report for calendar year 2025 and proxy card with postage-paid envelope), as applicable, to multiple registered shareholders sharing an address, unless we receive instructions to the contrary from one or more of the shareholders. If printed copies of proxy materials are requested, we will still send each shareholder an individual proxy card.
If you did not receive an individual copy of the Notice, or a full set of the proxy materials (including the Proxy Statement, the Annual Report for calendar year 2025 and proxy card with postage-paid envelope), as applicable, we will send copies to you if you contact us at Corporate Secretary, Astec Industries, Inc. at 1725 Shepherd Road, Chattanooga, Tennessee 37421 or via telephone to our investor relations department at (423) 553-5980. Shareholders who hold Common Stock through a broker, dealer, bank or other entity, who share an address and are receiving multiple copies of annual reports or proxy statements or notices of availability and who prefer to receive a single copy of such material, either now or in the future, can request delivery of a single copy of a proxy statement, annual report and/or notice of availability, as requested, by contacting such broker, dealer, bank or other entity.

OTHER MATTERS
Management does not know of any other matters to be brought before the meeting other than those referred to above. If any matters which are not specifically set forth in the form of proxy appointment and this Proxy Statement properly come before the meeting, the persons appointed as proxies will vote thereon in accordance with their best judgment.

62    Astec Industries, Inc.    |    Notice of Annual Meeting and Proxy Statement 2026
ANNUAL REPORT
The Company’s consolidated financial statements and other financial information for the year ended December 31, 2025 may be found in the Company’s Annual Report for calendar year 2025, which has been made available to all shareholders. The Annual Report for calendar year 2025 does not form any part of the material for the solicitation of proxies. Our Annual Report and Proxy Statement will also be available on the web prior to our Annual Meeting. Once posted, you will be able to access, view and download this Proxy Statement and Annual Report for calendar year 2025 on the web at http://web.viewproxy.com/astec/2026.
ANY SHAREHOLDER WHO HAS NOT RECEIVED A COPY OF OUR MOST RECENT ANNUAL REPORT ON FORM 10-K, INCLUDING THE CONSOLIDATED FINANCIAL STATEMENTS, AS FILED WITH THE SEC SHALL BE FURNISHED A COPY WITHOUT CHARGE UPON WRITTEN REQUEST. PLEASE DIRECT YOUR WRITTEN REQUEST TO THE CORPORATE SECRETARY, ASTEC INDUSTRIES, INC. AT 1725 SHEPHERD ROAD, CHATTANOOGA, TENNESSEE 37421.

MRH
ASTEC
BX40

ASTEC®

Astec is a leading manufacturer of equipment for asphalt road building, aggregate processing, concrete production and environmental recycling. Products include rock crushing and screening plants, hot mix asphalt facilities, concrete plants, milling machines, asphalt pavers, material transfer vehicles and horizontal grinding equipment.

ASTE™
NASDAQ
LISTED

ASTEC INDUSTRIES, INC. PROXY VOTING INSTRUCTIONS Please have your 11-digit control number ready when voting by Internet or Telephone. Vote Your Proxy on the Internet: Go to www.fcrvote.com/ASTE Have your proxy card available when you access the above website. Follow the prompts to vote your shares. Vote Your Proxy by Phone: Call 1 (866) 402-3905 Use any touch-tone telephone to vote your proxy. Have your proxy card available when you call. Follow the voting instructions to vote your shares. Vote Your Proxy by Mail: Mark, sign, and date your proxy card, then detach it, and return it in the postage-paid envelope provided. As a shareholder of Astec Industries, Inc. you have the option of voting your shares electronically through the Internet or by telephone, eliminating the need to return the proxy card. Your electronic or telephonic vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated, and returned the proxy card. Votes submitted electronically over the Internet or by telephone must be received by 11:59 p.m., Eastern Time on April 23, 2026. CONTROL NUMBER PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED. t t ASTEC INDUSTRIES, INC. ANNUAL MEETING OF SHAREHOLDERSAPRIL 24, 2026 AT 10:00 A.M., EASTERN TIME THIS PROXY IS SOLICITED
ON BEHALF OFTHE BOARD OF DIRECTORS OF ASTEC INDUSTRIES, INC. The undersigned hereby appoints Brian J. Harris and E. Terrell Gilbert, Jr. with individual power of substitution proxies to vote all shares of the common stock of Astec Industries, Inc. (the “Company”) that the undersigned may be entitled to vote at the Annual Meeting of shareholders of the Company to be held virtually at https://web.viewproxy.com/astec/2026 by internet webcast at 10:00 a.m., Eastern Time on April 24, 2026, and any adjournment or postponement thereof as listed on reverse side. For participants in the Company’s 401(k) Retirement Plan, as amended and restated (“Plan”), this card also provides voting instructions to the Trustee under the Plan for the undersigned’s allowable portion, if any, of the total number of shares of Common Stock of the Company held by such Plan as indicated on the reverse side hereof. These voting instructions are solicited and will be carried out in accordance with the applicable provisions of the Plan. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations. Signature_____________________________________________________ Date_________________________________________________________ Title__________________________________________________________ Signature (Joint Owners)______________________________________ NOTE: Please sign exactly as name(s) appear(s) hereon. When signing as attorney, executor, administrator or other fiduciary, please give full title as such. Joint owners should each sign personally. If a corporation, limited liability company or partnership, please sign in full corporate, limited liability company, or partnership name by authorized officer or person. CONTROL NUMBER Address Change: (If you noted any Address Changes above, please mark box.)

Important Notice Regarding the Availability of Proxy Materials for theAnnual Meeting of Shareholders to be held on April 24, 2026: The Proxy Statement and Annual report are available at:https://web.viewproxy.com/astec/2026 PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED. t t When properly executed, your proxy card/voting instruction form will be voted in the manner you direct. If you do not specify your choices, your shares will be voted FOR all the nominees listed in Item 1, FOR Items 2 and 3. Your Board of Directors recommends a vote FOR Items 2 and 3. 2. To vote on a non-binding resolution to approve the compensation of the Company’s named executive officers. FOR AGAINST ABSTAIN 3. To ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the calendar year 2026. FOR AGAINST ABSTAIN The Board of Directors recommends that you vote FOR all nominees on the following proposal: 1. To re-elect to our Board of Directors the two director nominees named herein to serve for three-year terms or until their successor is duly elected and qualified; ELECTION OF DIRECTORS:FOR ALLWITHHOLD ALLFOR ALL EXCEPT (1) Nalin Jain (2) Jaco G. van der Merwe